Exhibit (c)(5)

Project Maple
Discussion Materials
January 2, 2018

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\2 Project Maple Table of Contents Section 1 Market Update Section 2 Review of Maple Management Forecasts Section 3 Preliminary Financial Analysis Appendix A PoS Adjusted Financials Appendix B Non-PoS Adjusted Financials Appendix C Assumptions Details Appendix D Financial Analysis Reference Materials 2

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\3 Project Maple Discussion Objectives 1 • Brief public market update 2 • Review updated Maple management forecast and assumptions 3 • Discuss updated standalone financial analysis 3

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\4
Project Maple
Section 1
Market Update
4

Project Maple MARKET UPDATE Biopharma Market Environment    Last Three Months Share Price Performance    Last Three Months; Re-based to 100 110 Dec 22: Late October: Nov 7: Tax Bill Large Cap Previous Signed Biopharma Maple release 3Q Board 6% 105 Earnings Discussion 100 (0%) (4%) 95 100 90 (11%) Share Price Performance    Since L12M L6M L3M Nov. 7 85 NBI (1) 20% 3% (4%) 2% (2) NBI Large Cap 4% (1%) (11%) 0% (3) XBI 45% 10% (0%) 3% 80 9/29 10/7 10/15 10/23 10/31 11/8 11/16 11/24 12/2 12/10 12/18 12/29 S&P 500 19% 10% 6% 3% (1) (2) (3) NBI NBI Large Cap XBI S&P 500 Source Capital IQ as of December 29, 2017 Notes 1. NASDAQ Biotechnology Index (market capitalization weighted index) 2. NBI Large Cap Biotech includes Amgen, Biogen, Oak, Gilead (market capitalization weighted index) 5 3. Total biotech index (equal weighted index)

Project Maple

MARKET UPDATE

Maple Share Price Performance

Last 3 Months

- The ASH conference (December 9-12) featured several notable data releases which created volatility in the CAR-T sector:
  - Maple (with Oak) presented updated data from the Phase I JCAR017 TRANSCEND study in r/r aggressive B-cell NHL
  - bluebird bio (with Oak) released data on its BCMA CAR-T program and other gene therapy programs, resulting in a market capitalization increase to $8Bn+
  - Gilead/Kite announced long-term data on its pivotal ZUMA-1 study of Yescarta showing ORRs/CRs of 42%/40% for subjects at 15 months

Maple Market Stats

($MM) except per Share data

Share Price [1]	$45.71
BSO [2]	114.3
FDSO [2]	121.9
Market Cap	**5,573**
Cash & Cash Equiv. [3]	(1,055.7)
JW Stake [4]	(70.0)
Debt [5]	10.0
Success Payments [6]	84.6
Contingent Considerations [7]	24.9
Aggregate Value	**4,567**

Share Price Performance

Last 3 Months; Re-Based to Maple Share Price


Share Price (USD)
Vol. (MM)
75
70
65
60
55
50
45
40
35
30
25
20
18
16
14
12
10
8
6
4
2
0
30%
2%
(4%)
(28%)
9 Dec 2017: Maple and Oak release data on JCAR017 at ASH in patients with DLBCL and r/r aggressive B-Cell NHL
7 Nov 2017: Previous Maple Board discussion
14 Dec 2017: Oak verbal non-binding IOI of $86/share received
1 Nov 2017: ASH Conference abstracts for JCAR017 released
10 Dec 2017: bluebird bio (with Oak) announce updated results from ph.1 bb2121 BCMA program; bluebird bio also announces data from other gene therapy programs
29-Sep-17
11-Oct-17
23-Oct-17
2-Nov-17
14-Nov-17
24-Nov-17
6-Dec-17
18-Dec-17
29-Dec-17
Maple Volume
Maple Price
Oak
Bluebird Bio
NBI (8)

Source Capital IQ as of December 29, 2017

Notes

1. Closing price as of 12/29/17 per Capital IQ
2. As provided by Maple management; represents basic shares outstanding as of 12/18/2017; dilution calculated via the treasury stock method
3. Per Maple 3Q 2017 10Q; includes cash and cash equivalents as well as short and long-term marketable securities
4. Represents equity stake in JW Therapeutics (Shanghai); $70MM book value based on anti-dilution rights of 35% and $200MM series A valuation; per Maple management instruction
5. Per Maple 3Q 2017 10Q
6. Book values of FHCRC and MSK success payments as reported in Maple 3Q 2017 10Q
7. The fair value of obligations from previous business combinations; per Maple 3Q 2017 10Q
8. NASDAQ Biotechnology Index

Morgan Stanley

6

Project Maple

MARKET UPDATE

Sell-Side Research Perspectives

Updates Since November 7th Board Meeting and ASH Conference

- Wall Street research has maintained its price target on Maple since the previous Board meeting
  - Median price target has remained at $55.50 since November 7 Board meeting
- Recent post-ASH commentary focused on common themes:
  - JCAR017 maintained best-in-class attributes
  - Safety profile opens up attractive outpatient opportunity
  - Questions around 3 to 6 month CR rate trend
  - Pivotal data in 2018 key to validating "core" dataset

Maple Sell Side Research Perspectives

Broker	Current Price Target (USD)	Rating	Δ since Nov-7	Research Commentary Post-ASH
SunTrust	$65.00	Buy	-	"Recent weakness in Maple's stock driven by 3 reasons: (1) Reduced M&A speculation following relative strength in BLUE CAR-T data vs. Maple's update at ASH, (2) YE profit taking on the lack of immediate catalysts for Maple, coupled with data that added some caution around efficacy, (3) Concern of falling RR from 3 to 6 mo… we expect mature NHL data in 1H18 to show clear differentiation in safety and efficacy"
Guggenheim	$55.00	Buy	-	"While CR rates at 6 mo are strong, Grade 3/4 CRS across all doses was 1%…It is thought perhaps that using 41BB as a co-stimulatory signaling domain and controlling for CD4:CD8 may improve outcomes, especially AEs"
Leerink	$56.00	Buy	-	"Notably, Maple presented new data showing that responses were achieved across high, medium, and low tumor burden lymphoma patients, refuting the notion that the strong efficacy achieved in TRANSCEND could have been the result of cherry-picking "easy" patients"
Maxim	$56.00	Buy	-	"While the RRs were positive, we believe the expectation was that we would see more data and in more patients…JCAR017 has also demonstrated low rates of all grade CRS and NT, opening up possibility of use in the O/P setting, an advantage over both Yescarta and Kymriah…Maple now has the best value in the space"
Morgan Stanley	$43.00	Hold	-	"Mgt. remains focused on both efficacy and safety differentiation for JCAR017; however, efficacy remains the key debate for investors. We believe pivotal data in 2018 is necessary to shift the debate…"
Wedbush	$64.00	Buy	-	"Ultimately, the Yescarta data does not change our best-in-class outlook of JCAR017, noting its higher OR and CR rates and lower incidences of Gr 3 or higher CRS and NT"
Wells Fargo	$54.00[1]	Hold[1]	Downgrade to Market Perform	"With TRANSCEND study subset suggesting sensitivity of safety and efficacy to baseline tumor volume and inflammatory status, and with unexpected decline in response durability from 3 to 6 mo, we believe the magnitude of benefit over Yescarta and ability to draw cross-trial comparisons could be challenged in future analysis. O/P treatment could be a key differentiator in the CD19 CAR-T category; however, at current valuation we would take a wait-and-see approach to trial execution and timelines"
Raymond James	$61.00	Buy	-	No update
Cowen	$60.00	Buy	-	"We see clear differentiation of JCAR017 compared to competitor products based on the impressive safety profile reported so far…We expect the ongoing pivotal trial to reproduce the Phase I data"
BTIG	-	Hold	-	"6-month CR rate for JCAR017 maintains superiority to Kymriah and Yescarta…That said, the n=14 dataset for JCAR017 is limited relative to the pivotal datasets for Kymriah and Yescarta"
Barclays	$55.00	Buy	-	No update
J.P. Morgan	$50.00	Hold	-	"With the usual caveats of cross-trial comparisons, liso-cel continues to have a best-in-class safety profile. On efficacy, it appears numerically better than competitors, but it is unclear whether this difference will be maintained in pivotal trials in patients with similar baseline characteristics"
Median	**$55.50**			
Premium to Current [(2)]	**21%**			

Notes

1. On December 11, Wells Fargo increased its price target to $66.00 (from December 3rd target of $54.00) while maintaining an outperform rating. On December 12, Wells Fargo reverted to the December 3rd $54.00 price target while adjusting rating from outperform to market perform
2. Current share price as of as of December 29, 2017

Morgan Stanley

7

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\8
Project Maple
Section 2
Review of Maple Management Forecasts
8

Project Maple

REVIEW OF MAPLE MANAGEMENT FORECASTS

Key Changes Since November 7th Meeting

Per Maple Management; See Appendix C for Further Details

- Other than those changes specifically identified, no other changes have been made to the Maple forecast or the financial analysis methodology discussed at the November 7 Board meeting
- Management continues to view the Base Case as the most likely outcome
- Bridge to Nov-7 Base Case: (1)
  - Tax: +$6.25 / share
  - WACC: +$1.25 / share
  - Forecast: ($4.25) / share
  - Total: +$3.00 / share

- As discussed at the November 7th Board meeting, Maple management has prepared 3 commercial scenarios for the existing clinical portfolio
- As of result of recent regulatory feedback, legislative changes, competitors' launches, and new data releases, Maple management has refined its view on the commercial forecasts
  - Please see Appendix C for a detailed comparison of changes from forecasts discussed at the November 7th Board meeting
- Key changes to the Base Case prepared by Maple management include:
  - CAR-T launch dates delayed by 1-2 quarters for 2L TNE DLBCL, 3L CLL, and 2L CLL
  - 2L CLL CAR-T penetration reduced from 60% to 40%
  - 3L DLBCL CAR-T ramp increased from 2.5 years to 4 years
  - 2L TNE DLBCL CAR-T ramp decreased from 2.5 years to 2 years
  - JCAR-017 launch dates delayed by 1-2 quarters for 3L CLL and 2L CLL
  - 3L DLBCL JCAR-017 peak market share reduced from 55% to 50%
  - 3L DLBCL JCAR-017 ramp increased from 2 years to 3 years
  - 1L MM JCARH125 PoS increased from 10% to 15%
- Additionally, the preliminary financial analysis performed has been updated to reflect changes in the US tax code as well as updated market data inputs
  - Effective tax rate decreased from 31% to 23% per Maple management guidance
  - NOLs created before 12/31/17 allowed to offset 100% of future EBT while NOLs created post 12/31/17 allowed to offset up to 80% of future EBT
  - WACC range updated to 13.1% – 15.1% from 13.3% – 15.3%

Note
1. Rounded to nearest $0.25; estimated values shown for illustrative purposes only; assumes midpoint WACC; Oak 1st Acquisition Right exercised

Morgan Stanley

9

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\10 Project Maple REVIEW OF MAPLE MANAGEMENT FORECASTS Probability of Success Assumptions Per Maple Management; See Appendix C for Further Details • PoS assumptions as provided by Nov-7 Current Delta Maple management JCAR017 • PoS assumptions are the same 3L DLBCL 90% 90% -across base, upside, and 2L TNE 90% 90%—downside cases 2L TE 60% 60%—Drugs by Indication Number of Lines 1L DLBCL 10% 10%—Base Downside Upside 3L CLL 70% 70%—JCAR017 2L CLL 50% 50%—NHL 4 4 4 CLL 2 2 2 Adult ALL 75% 75% -ALL 2 2 2 Ped ALL 75% 75%—JCARH125 JCARH125 MM (1) 3 2 3 4L+ MM 55% 55%—JCAR024 (ROR-1) NSCLC 3 3 3 2L MM 40% 40%—(1) TNBC 3 3 3 1L MM 10% 15% +5% JCAR020 (MUC-16) Pipeline Ovarian 3 3 3 JCAR024 (ROR-1) 10% 10%—JTCR016 (WT-1) AML 3 3 3 JCAR020 (MUC-16) 10% 10% -NSCLC 3 3 3 JTCR016 (WT-1) 10% 10%—LeY LeY 10% 10%—NSCLC 3 3 3 JTCR018 (HPV) JTCR018 (HPV) 10% 10%—NSCLC 3 3 3 Cervical 3 3 3 Note 10 1. The downside case assumes a 0% market share in JCARH125 1L indication; certain pre-commercialization R&D expenses included and PoS adjusted at 15%

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\11 Project Maple REVIEW OF MAPLE MANAGEMENT FORECASTS Forecast Changes Since November 7 Meeting Base Case PoS Adjusted Net Sales Per Maple Management Base Case: PoS Adjusted Net Sales – November 7 $Bn 10.0 7.8 8.1 7.1 7.4 8.0 6.8 6.4 1.3 6.1 1.2 1.2 5.6 1.2 0.1 0.2 6.0 5.1 1.0 1.1 0.1 4.6 0.8 0.1 0.1 1.9 0.6 0.2 1.7 1.8 4.1 0.4 0.2 1.6 3.6 0.2 1.5 1.6 4.0 3.0 1.4 1.5 1.2 1.3 2.5 1.8 4.4 4.6 4.8 2.0 1.0 3.6 3.8 4.0 4.2 3.1 3.2 3.4 0.0 0.2 0.0 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Base Case: PoS Adjusted Net Sales – Current $Bn 10.0 7.7 8.0 8.0 7.0 7.3 6.4 6.7 1.3 6.0 1.2 1.2 5.5 1.2 0.1 0.1 6.0 5.0 1.0 1.1 0.1 4.5 0.8 0.1 0.1 2.0 3.9 0.6 0.2 0.1 1.8 1.9 3.5 0.4 1.7 1.8 4.0 0.2 1.6 1.6 2.9 1.4 1.5 2.4 1.2 1.7 4.6 2.0 3.8 4.0 4.2 4.4 0.7 3.1 3.3 3.4 3.6 0.2 2.4 2.6 2.9 0.0 1.9 2.2 0.0 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Base Case: PoS Adjusted Net Sales – Delta between November 7 and Current $Bn 0.3 0.2 JCAR017 (1) 0.1 JCARH125 0.0 (0.0) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) Royalties & Other (2) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) (0.2) (0.1) (0.1) (0.1) (0.1) Pipeline (0.3) (0.2) 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Notes 11 1. Includes royalty revenue associated with JCAR017 2. Includes royalty revenue from 4-1BB and CD-28 royalties

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\11 Project Maple REVIEW OF MAPLE MANAGEMENT FORECASTS Maple Forecast Summary PoS Adjusted Net Sales by Indication Per Maple Management Base Case: PoS Adjusted Net Sales Launch Price Assumptions (1) $Bn ($K) 10.0 7.7 8.0 8.0 7.0 7.3 US Ex-US 6.7 6.0 6.4 1.2 1.2 1.3 0.1 5.5 1.1 1.2 0.1 6.0 5.0 1.0 0.1 0.1 4.5 0.8 0.1 0.1 1.9 2.0 JCAR017 $320 $270 3.9 0.6 0.2 1.8 3.5 0.4 1.7 1.8 4.0 0.2 1.6 1.6 2.9 1.4 1.5 2.4 1.2 JCARH125 $330 $270 1.7 4.6 2.0 3.8 4.0 4.2 4.4 0.7 2.9 3.1 3.3 3.4 3.6 0.0 0.2 2.2 2.4 2.6 1.9 Pipeline $192 $162 0.0 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Downside Case: PoS Adjusted Net Sales $Bn 5.0 Peak PoS Adj. Sales—Change (2) ($Bn) 4.0 3.5 3.6 3.2 3.3 2.9 3.0 0.4 2.7 0.3 0.4 0.2 Case Nov-7 Current Delta (%) 3.0 2.4 2.5 0.3 0.1 0.2 2.2 0.3 0.3 0.1 0.8 2.0 0.2 0.2 0.1 0.1 0.7 0.7 1.8 0.1 0.2 0.7 1.5 0.1 0.6 0.6 2.0 0.6 0.6 Base $8.1 $8.0 (1.4%) 1.2 0.8 2.3 1.0 1.9 2.0 2.1 2.2 0.3 1.6 1.6 1.7 1.8 Downside $3.7 $3.6 (2.3%) 0.1 1.2 1.3 1.4 1.5 0.0 1.0 0.0 Upside $14.1 $14.2 +0.7% 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Upside Case: PoS Adjusted Net Sales $Bn 16.0 14.2 13.0 13.6 11.9 12.4 11.0 11.4 3.0 12.0 10.0 10.5 2.8 2.9 2.7 0.1 0.1 JCAR017 (3) 9.0 2.5 2.6 0.1 7.5 2.4 2.4 0.1 0.1 3.6 2.2 0.1 0.1 3.4 3.5 8.0 6.0 1.8 0.1 0.1 3.1 3.2 2.9 3.0 JCARH125 4.7 2.7 2.8 2.4 3.6 (4) 4.0 2.6 7.5 Royalties & Other 6.1 6.4 6.7 7.1 1.3 4.7 5.0 5.3 5.5 5.8 0.0 0.3 Pipeline 0.0 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Notes 1. Depicts Launch Price Assumptions in the base case 2. Change vs. Peak PoS Adjusted Sales figures shown at November 7 Board meeting 12 3. Includes royalty revenue associated with JCAR017 4. Includes royalty revenue from 4-1BB and CD-28 royalties

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\12 Project Maple REVIEW OF MAPLE MANAGEMENT FORECASTS JCAR017 Forecast Summary PoS Adjusted Net Sales by Indication Per Maple Management Peak PoS Adjusted Sales—Change (2) Base Case: PoS Adjusted Net Sales (1) ($Bn) $Bn 6.0 Nov-7 Current Delta (%) 5.0 4.2 4.4 4.6 NHL $3.8 $3.6 (3.1%) 3.8 4.0 0.2 3.6 0.2 4.0 3.3 3.4 0.2 0.2 0.8 3.1 0.2 0.7 0.8 CLL $0.9 $0.8 (10.7%) 2.9 0.1 0.2 0.7 2.6 0.6 0.7 3.0 2.2 2.4 0.6 0.6 1.9 0.5 0.5 ALL $0.2 $0.2—2.0 1.4 3.6 3.1 3.3 3.5 2.7 2.8 3.0 Total Base $4.8 $4.6 (4.4%) 0.7 2.3 2.4 2.6 1.0 1.7 1.8 2.0 — 0.1 1.2 1.6 NHL $1.8 $1.8—0.0— 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 CLL $0.6 $0.5 (14.5%) Downside Case: PoS Adjusted Net Sales (1) ALL $0.1 $0.1 -$Bn Total Downside $2.4 $2.3 (3.4%) 3.0 NHL $5.3 $5.3 - 2.2 2.3 2.5 2.1 0.1 1.9 2.0 1.8 0.1 CLL $2.0 $1.8 (8.4%) 2.0 1.7 0.1 0.5 1.6 1.6 0.1 0.1 0.5 1.5 0.1 0.4 0.4 1.4 0.0 0.1 0.4 1.5 1.2 1.3 0.0 0.4 0.4 ALL $0.4 $0.4—0.0 0.3 0.3 1.0 0.3 0.3 0.3 1.0 0.7 0.2 Total Upside $7.6 $7.5 (2.2%) 1.6 1.7 1.8 1.4 1.5 1.5 0.3 1.2 1.3 1.3 0.5 1.0 1.0 1.1 0.0 0.8 0.9 — 0.0— 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Upside Case: PoS Adjusted Net Sales (1) ALL (3) $Bn (4) JCAR017 10.0 CLL 7.1 7.5 8.0 6.7 NHL (5) 6.1 6.4 0.4 5.8 0.3 5.3 5.5 0.3 0.3 6.0 5.0 0.3 1.7 1.8 4.7 0.3 0.3 1.6 4.3 0.3 1.5 1.5 3.9 0.3 0.3 1.3 1.4 3.5 1.2 1.2 Notes 4.0 2.9 1.1 2.2 1.1 1. Includes royalty revenue associated with JCAR017 (ex- US) 1.2 4.6 4.8 5.0 5.3 2.0 3.7 3.9 4.1 4.3 2. Change vs. Peak PoS Adjusted Sales figures shown at 3.0 3.4 3.5 November 7 Board meeting — 0.3 2.4 2.5 2.7 3. ALL includes adult and pediatric ALL 0.0 4. CLL includes 3L and 2L CLL 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 5. NHL includes 3L DLBCL, 2L TNE, 2L TE, and 1L DLBCL 13

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\13 Project Maple REVIEW OF MAPLE MANAGEMENT FORECASTS JCARH125 Forecast Summary PoS Adjusted Net Sales by Line Treatment Per Maple Management Peak PoS Adjusted Sales—Change (1) Base Case: PoS Adjusted Net Sales ($Bn) $Bn 3.0 Nov-7 Current Delta (%) 2.5 2.0 4L+ MM $0.7 $0.7 - 1.8 1.9 2.0 1.7 1.8 1.6 1.6 1.5 0.3 0.3 2L MM $1.0 $1.0 - 1.4 0.3 0.3 1.5 1.2 0.3 0.3 1.1 0.3 0.3 0.9 0.2 1L MM $0.2 $0.3 +50.0% 0.1 0.9 1.0 1.0 0.8 0.9 0.9 0.6 0.7 0.8 0.8 0.7 0.7 0.7 0.3 0.5 Total Base $1.9 $2.0 +6.2% 0.5 0.1 0.6 0.7 — — 0.0 0.4 0.4 0.5 0.5 0.5 0.5 0.5 0.6 0.6 0.6 0.4 4L+ MM $0.4 $0.4—0.0— — 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2L MM $0.4 $0.4—Downside Case: PoS Adjusted Net Sales 1L MM — -$Bn Total Downside $0.8 $0.8—1.0 4L+ MM $1.2 $1.2—No 1L MM 0.8 0.8 0.7 0.7 Indication 0.6 0.7 0.6 0.6 2L MM $1.7 $1.7 - 0.6 0.6 0.6 0.5 0.5 0.4 0.4 0.4 0.4 1L MM $0.5 $0.8 +50.0% 0.3 0.4 0.3 0.3 0.3 0.4 0.3 0.3 0.3 Total Upside $3.4 $3.6 +8.1% 0.2 0.1 0.1 0.3 0.3 0.3 0.3 0.3 0.4 0.2 0.2 0.2 0.3 0.3 0.3 — — 0.0 0.1 0.2 0.0— — 0.1 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Upside Case: PoS Adjusted Net Sales $Bn 5.0 4.0 3.5 3.6 3.2 3.4 1L MM 3.0 3.1 2.8 2.9 0.8 3.0 2.7 0.8 0.8 2.4 0.7 0.7 2L MM JCARH125 2.0 0.6 0.7 0.7 0.4 0.6 2.0 1.7 1.7 1.5 1.5 1.6 1.1 1.3 1.4 1.4 4L+ MM 1.2 1.2 1.3 1.0 0.6 0.2 1.2 — — 0.0 0.8 0.8 0.9 0.9 0.9 1.0 1.0 1.0 1.1 1.1 Notes 0.0 1. Change vs. Peak PoS Adjusted Sales figures shown at 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 November 7 Board meeting 14

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\14 Project Maple REVIEW OF MAPLE MANAGEMENT FORECASTS Benchmarking: Top Drugs By Mature Market Sales Top 10 Drugs by 2020 Sales vs Maple 2035 PoS Adjusted Sales Top Ten Drug Sales – 2020 Estimates(1) Maple Drug Sales – 2035 Estimates 2020E Sales 2035 Estimates ($Bn) ($Bn) 25 25.0 21.0 20 20.0 15 15.0 11.8 10.5 9.7 10 10.0 1.2 8.2 8.0 7.9 7.8 7.3 6.6 6.2 3.9 5.8 5 5.0 3.6 3.3 2.0 4.7 0.8 0 0.0 Humira Roche Xarelto Eliquis Imbruvica (2) (2) JCAR017 JCARH125 Revlimid CD20 Keytruda Opdivo Eylea Enbrel (PoS Adjusted) (PoS Adjusted) Franchise Non-Oncology Drug Oncology Drug Rituxan Ocrevus Gazyva Base Case Downside Case Upside Case Source Evaluate Pharma as of December 2017 Source Maple management Notes 1. Sales figure includes total WW revenue attributable to all companies booking revenue from direct sales 2. Worldwide sales shown (i.e. includes OUS sales from OUS jurisdictions that have been licensed to Oak or other 3rd parties) 15

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\15 Project Maple REVIEW OF MAPLE MANAGEMENT FORECASTS Platform R&D Overview Illustrative Economic Contribution Analysis (1) Platform R&D Overview • Platform R&D represents future R&D spending related to not yet named product candidates • Platform R&D return is assumed to be equal to WACC + 5% on a post-tax basis – Assumes that platform R&D spend begins generating returns in the year after spend (i.e. no return on spend in same calendar year) – No return from platform R&D until 2023 • Forecasted platform R&D spend and associated return is stable across commercial forecasts (only sensitivity is assumed WACC) • For modeling purposes, platform R&D spend is examined and valued separately from the value derived from identified product candidates, including JCAR017, JCARH125, and pipeline product candidates Platform R&D—Illustrative Economics $MM 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Return on R&D Spend: Platform R&D Spend (78) (42) (104) (112) (169) (225) (465) (545) (945) (945) (945) (945) (945) (945) (945) (945) (945) (945) Cumulative R&D Spend (78) (120) (223) (335) (504) (729) (1,195) (1,740) (2,686) (3,631) (4,576) (5,522) (6,467) (7,413) (8,358) (9,303) (10,249) (11,194) Post Tax Return (2) — ——96 139 228 332 512 692 872 1,052 1,232 1,412 1,593 1,773 1,953 Annual Impact: Platform R&D Expense (78) (42) (104) (112) (169) (225) (465) (545) (945) (945) (945) (945) (945) (945) (945) (945) (945) (945) Pre-Tax Platform Return — ——125 181 296 431 665 899 1,133 1,366 1,600 1,834 2,068 2,302 2,536 EBIT (78) (42) (104) (112) (169) (100) (285) (250) (515) (281) (47) 187 421 655 889 1,123 1,357 1,591 Effective Tax Rate 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% (3) — — — — ——(43) (97) (151) (204) (258) (312) (366) Taxes Paid Total NOPAT (78) (42) (104) (112) (169) (100) (285) (250) (515) (281) (47) 144 324 504 685 865 1,045 1,225 Notes 1. Based on Maple Management estimates 2. Return on cumulative R&D spend measured at WACC + 5%; WACC + 5% assumed to be post-tax return; figures shown utilize mid-point WACC; no return on R&D spent in same calendar year; return on cumulative R&D spend based on cumulative spend up to year prior to return calculation; per 16 Maple management instruction 3. Tax shield from net losses / NOL creation valued separately

Project Maple Section 3 Preliminary Financial Analysis 17

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\17 Project Maple PRELIMINARY FINANCIAL ANALYSIS Key Analytical Assumptions • Preliminary financial analysis is Per Maple Management focused on evaluating risk- • Based on Maple management commercial financial scenarios (forecasted to 2035) adjusted standalone value of • Scenarios incorporate risk adjustments for clinical Probability of Success (“PoS”) using Maple Maple DCF of management assumptions for the risk of achieving positive clinical outcomes and obtaining regulatory • Primary methodology utilized is a Existing approval for each respective drug and/or indication DCF analysis that assesses the Clinical Portfolio • Terminal value of existing portfolio (excluding Platform R&D) calculated using a (5%) perpetuity following components: growth rate applied at the end of the forecast period (ending in 2035) – Value of existing clinical portfolio • Assumes WACC of 13.1%—15.1% – Value of platform • Forecasted platform R&D (i.e. R&D allocated to yet to be named / future product candidates) included – Value of tax benefits in discounted cash flow analysis per Maple management guidance – Balance sheet and financing • Assumes that cumulative platform R&D spend generates an annual return equal to Maple’s weighted impact average cost of capital plus 5% commencing in 2023 DCF of Success Payments Platform – Spend does not provide return until year after expenditure (i.e. 1 year lag) $MM Except Per Share Data • Perpetuity growth rate of (5%) assigned to platform R&D Payment Cumulative • No PoS applied (embedded in implied return) Threshold FHCRC MSK Total • Assumes WACC of 13.1%—15.1% $60 / Share 50 70 120 and as such included in the • Assumes Maple pre-existing NOLs are not limited under §382 are $80 / Share 50 0 170 standalone DCF analyses per Maple management $100 / Share 50 0 220 Tax • Per the Tax Cuts and Jobs Act of 2017, net operating losses incurred prior to 12/31/17 can offset 100% $120 / Share 50 70 340 Attribute of future earnings before tax, while net operating losses incurred after 12/31/17 can offset up to 80% of Treatment $140 / Share 50 0 390 future earnings before tax $160 / Share 50 0 440 • Assumes 23% effective tax rate per Maple management Note 1. Maximum aggregate success payments to FHCRC and • Under the Fred Hutchinson Cancer Research Center (“FHCRC”) License and Collaboration Agreement MSK are $375MM and $150MM, respectively; As of and the Memorial Sloan Kettering (“MSK”) License and Research Agreement, Maple is obligated to 9/30/17, Maple has paid FHCRC and MSK success FHCRC / payments equal to $75MM and $10MM, respectively; the make certain pre-defined payments in either cash or Maple common stock (at Maple’s option) to each amount of a success payment is determined based on MSK whether the value of Maple common stock meets or of FHCRC and MSK upon the Maple share price exceeding certain price thresholds during a valuation exceeds certain specified threshold values; success Success (1) payments will be owed after measurement on a valuation period measurement date, which includes, among others Payments triggers, the date on which Maple sells, leases, transfers • For modeling purposes, FHCRC and MSK success payments have been treated as debt with the total or exclusively licenses all or substantially all of its assets to another company liability based on the price per share valuation resulting from the discounted cash flow analysis 18

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\17 Project Maple PRELIMINARY FINANCIAL ANALYSIS Key Analytical Assumptions • Preliminary financial analysis is Per Maple Management focused on evaluating risk- • Based on Maple management commercial financial scenarios (forecasted to 2035) adjusted standalone value of • Scenarios incorporate risk adjustments for clinical Probability of Success (“PoS”) using Maple Maple DCF of management assumptions for the risk of achieving positive clinical outcomes and obtaining regulatory • Primary methodology utilized is a Existing approval for each respective drug and/or indication DCF analysis that assesses the Clinical Portfolio • Terminal value of existing portfolio (excluding Platform R&D) calculated using a (5%) perpetuity following components: growth rate applied at the end of the forecast period (ending in 2035) – Value of existing clinical portfolio • Assumes WACC of 13.1%—15.1% – Value of platform • Forecasted platform R&D (i.e. R&D allocated to yet to be named / future product candidates) included – Value of tax benefits in discounted cash flow analysis per Maple management guidance – Balance sheet and financing • Assumes that cumulative platform R&D spend generates an annual return equal to Maple’s weighted impact average cost of capital plus 5% commencing in 2023 DCF of Success Payments Platform – Spend does not provide return until year after expenditure (i.e. 1 year lag) $MM Except Per Share Data • Perpetuity growth rate of (5%) assigned to platform R&D Payment Cumulative • No PoS applied (embedded in implied return) Threshold FHCRC MSK Total • Assumes WACC of 13.1%—15.1% $60 / Share 50 70 120 and as such included in the • Assumes Maple pre-existing NOLs are not limited under §382 are $80 / Share 50 0 170 standalone DCF analyses per Maple management $100 / Share 50 0 220 Tax • Per the Tax Cuts and Jobs Act of 2017, net operating losses incurred prior to 12/31/17 can offset 100% $120 / Share 50 70 340 Attribute of future earnings before tax, while net operating losses incurred after 12/31/17 can offset up to 80% of Treatment $140 / Share 50 0 390 future earnings before tax $160 / Share 50 0 440 • Assumes 23% effective tax rate per Maple management Note 1. Maximum aggregate success payments to FHCRC and • Under the Fred Hutchinson Cancer Research Center (“FHCRC”) License and Collaboration Agreement MSK are $375MM and $150MM, respectively; As of and the Memorial Sloan Kettering (“MSK”) License and Research Agreement, Maple is obligated to 9/30/17, Maple has paid FHCRC and MSK success FHCRC / payments equal to $75MM and $10MM, respectively; the make certain pre-defined payments in either cash or Maple common stock (at Maple’s option) to each amount of a success payment is determined based on MSK whether the value of Maple common stock meets or of FHCRC and MSK upon the Maple share price exceeding certain price thresholds during a valuation exceeds certain specified threshold values; success Success (1) payments will be owed after measurement on a valuation period measurement date, which includes, among others Payments triggers, the date on which Maple sells, leases, transfers • For modeling purposes, FHCRC and MSK success payments have been treated as debt with the total or exclusively licenses all or substantially all of its assets to another company liability based on the price per share valuation resulting from the discounted cash flow analysis 18

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\19 Project Maple PRELIMINARY FINANCIAL ANALYSIS Preliminary Maple Standalone Analysis PoS Adjusted; Illustrative Analysis Includes Terminal Value & Platform Return • Management continues to view the Base Case as the most likely Summary of Indicative Analyses (1)(2)(3)(4) outcome Share Price Rounded to The Nearest $1.00; Sensitized at 13.1%—15.1% WACC and 13.1%—15.1% Ke – Sensitivities to Base Case Risk Adj. DCF—No Market Cap: $5.6Bn 12/14 Verbal Oak Equity (8) Aggregate Share Price: $45.71 Proposal: $86.00 provided on page 21 Dilution from Oak 1st Value ($Bn) Value ($Bn) Acquisition Right Bridge to Nov. 7 Base Case (9) Base Case 10—13 10—12 $83 $102 – Tax: +$6.25 / share Downside Case $35 $42 4—5 3—4 – WACC: +$1.25 / share – Forecast: ($4.25) / share Upside Case $156 $194 20—25 19—24 Risk Adj. DCF—Oak 1st – Total: +$3.00 / share Acquisition Right Exercised Base Case $82 $100 10—13 10—12 Bridge to Nov. 7 Analysis (9) $ / Share Downside Case $38 $44 ~5 3—4 Nov-7 Current Delta No Oak Acq. Right 19—23 19—24 Upside Case $147 $181 Base 88.25 91.75 +$3.50 Downside 39.25 38.25 ($1.00) Upside 156.50 173.50 +$17.00 Reference Only Oak Acq. Right 52 Week Trading Base 87.25 90.25 +$3.00 $19 $63 Range (5) Downside 42.25 40.75 ($1.50) Upside 148.00 162.75 +$14.75 Broker Price Targets (6) $43 $65 Notes 1. Market data as of December 29, 2017 2. Valuation date as of 12/31/2017; mid year discount convention 0 40 80 120 160 200 utilized 3. Maple share count as of December 18, 2017 as provided by Maple management; balance sheet data per 3Q 2017 10Q; see $63 $69 $81 $90 capitalization table provided in Appendix D for further details 4. See Appendix C for further details 5. Intraday trading range shown 6. Broker price targets shown per Bloomberg as of December 29, Premium to Current Price (1) (12%) +75% +163% +250% +338% 2017 7. Premiums to December 29, 2017 share price; based on transaction comparables listed in Appendix D 8. Equity value to current shareholders post dilution from Oak Acquisition Rights and third party equity raises, as applicable th (7) th (7) 9. Rounded to nearest $0.25; estimated values shown for illustrative 25 Percentile Premium (37%) 50 Percentile Premium (50%) purposes only; assumes mid-point WACC ` 75th Percentile Premium (78%) (7) Average Top Quartile Premium (97%) (7) 20

Project Maple PRELIMINARY FINANCIAL ANALYSIS Illustrative DCF Sensitivity Analysis Base Case; PoS Adjusted; Assumes Oak 1st Acquisition Right Exercised (1)(2) CAR-T Penetration Maple Market Share Launch Indications PoS Other $102 +13% $100 $99 $99 $99 +11% +10% +10% +10% $97 +7% $96 +6% $94 $93 $93 +4% +3% +3% Midpoint Value of $90 Per Share (1%) (1%) (3%) $89 (2%) (3%) $89 $88 (4%) $88 $88 (5%) (6%) (6%) $86 $86 (7%) $85 $85 $84 (9%) (9%) (10%) $82 $82 $81 10% (11%) 10%- $80 10% -/ 10%— / + 10% -/ + — 10%/ + / —+ . / + Sales 15% . Year + Share—Pen 10% 1 MM / Share — Pen DLBCL + T / T—1L -Share + 1L 10% Car Market— PoS Car Market Lagged JCAR017 / 500bps Price +— Market US / Penetration —+ T —Ex JCAR017JCARH125 PoS JCARH125 JCAR017 All PGR Car JCAR017 Maple JCAR017 JCARH125 Launch No No No JCARH125 Notes 21 1. Market data as of December 29, 2017 2. Valuation date as of 12/31/2017; mid year discount convention utilized; mid point WACC of 14.1% and Ke of 14.1% used

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\20 Project Maple PRELIMINARY FINANCIAL ANALYSIS Illustrative Sum-of-the-Parts Financial Analysis PoS Adjusted Base Case (Oak 1st Acquisition Right Exercised) Components of PoS Adjusted Pro Forma Discounted Cash Flow Analysis (1)(2) $Bn 15 11% 12.8 (8) ~$90 / share ~$3 / share 12 1.5 1.9 11.3 (8) 10.9 ~$18 / share 0.4 0.7 2.2 9 0.5 2.3 8.3 0.7 2.1 6.5 0.2 ALL 6 1.0 CLL 3 5.4 NHL 0 JCAR017 (3) JCARH125 Royalties (4) Pipeline G&A and Tax Aggregate Terminal Platform Aggregate Net Cash (7) Gross Dilution Value to Other Attributes (5) Value Before Value on Return (6) Value Equity From Existing Platform & Current Value Equity Shareholders TV Portfolio Issuances Notes 1. Market data as of December 29, 2017 2. Valuation date as of 12/31/2017; mid year discount convention utilized; mid point WACC of 14.1% and Ke of 14.1% used 3. Includes royalties from JCAR017 4. Includes royalties from CD28 and 4-1BB 5. Tax attributes includes tax benefit from utilization of net operating losses as well as tax shield provided from negative EBT segments in such years where the consolidated company’s EBT is positive 6. Includes Terminal Value of Platform 7. Includes present value of cash received from equity issuances and success payments due to MSK and FHCRC with liability based on implied value per share from DCF analysis; also includes cash and cash equivalents as of 12/31/17 (valuation date), JW Therapeutics (Shanghai) stake ($70MM based on anti-dilution rights of 35% and $200MM series A valuation); current total debt (3Q 2017 10Q), and contingent 22 consideration (3Q 2017 10Q); see capitalization table provided in Appendix D for further details; per Maple management 8. Calculated as value from Platform Return and Terminal Value, as appropriate, divided by FDSO based on FDSO resulting from consolidated discounted cash flow value per share

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\21 Project Maple PRELIMINARY FINANCIAL ANALYSIS Illustrative Sum-of-the-Parts Financial Analysis PoS Adjusted Downside Case (Oak 1st Acquisition Right Exercised) Components of PoS Adjusted Pro Forma Discounted Cash Flow Analysis (1)(2) $Bn 6 5.7 13% ~$41 / share 0.7 4.9 2.1 4 (8) ~$3 / share 3.5 0.0 (8) 0.5 ~$7 / share 0.4 2.7 0.5 0.8 2.0 0.4 CLL 2.3 2 0.7 2.2 NHL 0 JCAR017 (3) JCARH125 Royalties (4) Pipeline G&A and Tax Aggregate Terminal Platform Aggregate Net Cash (7) Gross Dilution Value to Other Attributes (5) Value Before Value on Return (6) Value Equity From Existing Platform & Current Value Equity Shareholders TV Portfolio Issuances Notes 1. Market data as of December 29, 2017 2. Valuation date as of 12/31/2017; mid year discount convention utilized; mid point WACC of 14.1% and Ke of 14.1% used 3. Includes royalties from JCAR017 4. Includes royalties from CD28 and 4-1BB 5. Tax attributes includes tax benefit from utilization of net operating losses as well as tax shield provided from negative EBT segments in such years where the consolidated company’s EBT is positive 6. Includes Terminal Value of Platform 7. Includes present value of cash received from equity issuances and success payments due to MSK and FHCRC with liability based on implied value per share from DCF analysis; also includes cash and cash equivalents as of 12/31/17 (valuation date), JW Therapeutics (Shanghai) stake ($70MM based on anti-dilution rights of 35% and $200MM series A valuation); current total debt (3Q 2017 10Q), and contingent 23 consideration (3Q 2017 10Q); see capitalization table provided in Appendix D for further details; per Maple management 8. Calculated as value from Platform Return and Terminal Value, as appropriate, divided by FDSO based on FDSO resulting from consolidated discounted cash flow value per share

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\22 Project Maple PRELIMINARY FINANCIAL ANALYSIS Illustrative Sum-of-the-Parts Financial Analysis PoS Adjusted Upside Case (Oak 1st Acquisition Right Exercised) Components of PoS Adjusted Pro Forma Discounted Cash Flow Analysis (1)(2) $Bn 25 (8) ~$3 / share 23.3 11% ~$163 / (8) share ~$33 / share 21.7 1.6 2.6 0.4 20.6 20 4.2 3.0 2.8 17.1 0.8 0.4 15 4.5 11.2 0.5 ALL 10 CLL 2.3 5 8.4 NHL 0 JCAR017 (3) JCARH125 Royalties (4) Pipeline G&A and Tax Aggregate Terminal Platform Aggregate Net Cash (7) Gross Dilution Value to Other Attributes (5) Value Before Value on Return (6) Value Equity From Existing Platform & Current Value Equity Shareholders TV Portfolio Issuances Notes 1. Market data as of December 29, 2017 2. Valuation date as of 12/31/2017; mid year discount convention utilized; mid point WACC of 14.1% and Ke of 14.1% used 3. Includes royalties from JCAR017 4. Includes royalties from CD28 and 4-1BB 5. Tax attributes includes tax benefit from utilization of net operating losses as well as tax shield provided from negative EBT segments in such years where the consolidated company’s EBT is positive 6. Includes Terminal Value of Platform 7. Includes present value of cash received from equity issuances and success payments due to MSK and FHCRC with liability based on implied value per share from DCF analysis; also includes cash and cash equivalents as of 12/31/17 (valuation date), JW Therapeutics (Shanghai) stake ($70MM based on anti-dilution rights of 35% and $200MM series A valuation); current total debt (3Q 2017 10Q), and contingent 24 consideration (3Q 2017 10Q); see capitalization table provided in Appendix D for further details; per Maple management 8. Calculated as value from Platform Return and Terminal Value, as appropriate, divided by FDSO based on FDSO resulting from consolidated discounted cash flow value per share

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\24 Project Maple Appendix A PoS Adjusted Financials 25

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\25 Project Maple POS ADJUSTED FINANCIALS Maple Financial Summary Base Case; PoS Adjusted; Per Maple Management Projections – PoS Adjusted Base Case $MM unless otherwise Noted 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Income Statement JCAR017 US Revenue — 133 654 1,388 1,816 2,045 2,206 2,466 2,732 2,897 3,053 3,217 3,390 3,573 3,766 3,969 4,183 4,408 JCAR017 Ex-US Royalty — — 6 49 120 159 171 176 190 204 207 208 210 211 212 214 215 217 JCARH125 Net Revenue — — 8 131 325 604 929 1,094 1,206 1,368 1,489 1,557 1,619 1,683 1,751 1,823 1,898 1,977 4-1BB Royalty Revenue 5 8 13 20 26 33 38 41 45 49 52 55 28 — — — — -CD-28 Royalty Revenue 7 21 52 87 86 79 83 92 98 101 105 109 113 118 123 128 133 138 JCAR024 (ROR-1) — — — — — — 5 14 38 63 110 162 197 221 232 240 248 257 JCAR020 (MUC-16) — — — — — — 6 17 41 64 91 117 133 144 149 154 158 163 JTCR016 (WT-1) — — — — — — 9 28 86 149 246 348 413 458 479 496 513 532 LeY — — — — — — 5 16 39 61 103 149 180 202 212 220 228 236 JTCR018 (HPV) — — — — — — 1 4 13 23 44 67 83 93 97 99 102 105 Total Net Sales 12 162 732 1,675 2,373 2,919 3,454 3,948 4,487 4,979 5,498 5,990 6,365 6,703 7,021 7,341 7,678 8,033 COGS — (42) (179) (383) (530) (639) (747) (711) (792) (862) (937) (1,004) (1,056) (1,103) (1,141) (1,178) (1,217) (1,258) Total Gross Profit 12 120 553 1,292 1,844 2,280 2,707 3,237 3,695 4,117 4,561 4,986 5,309 5,600 5,880 6,163 6,461 6,774 % Margin 100% 74% 76% 77% 78% 78% 78% 82% 82% 83% 83% 83% 83% 84% 84% 84% 84% 84% R&D—JCAR017 & JCARH125 (152) (194) (152) (166) (40) (25) (20) (20) (20) (20) (20) (20) (20) (20) (20) (20) (20) (20) R&D—Pipeline — — — — (177) (219) (42) (112) (70) (70) (10) (10) (10) (10) (10) (10) (10) (10) SG&A (207) (316) (416) (473) (492) (516) (541) (567) (589) (612) (636) (661) (687) (715) (743) (773) (803) (835) EBIT (347) (390) (15) 653 1,135 1,520 2,104 2,538 3,016 3,415 3,895 4,295 4,592 4,857 5,108 5,361 5,628 5,910 Margin n.m. (241%) (2.0%) 39.0% 47.8% 52.1% 60.9% 64.3% 67.2% 68.6% 70.9% 71.7% 72.1% 72.5% 72.8% 73.0% 73.3% 73.6% (1) (78) (42) (104) (112) (169) (100) (285) (250) (515) (281) (47) 187 421 655 889 1,123 1,357 1,591 Other Income (Expense) Cash Taxes — — — (25) (44) (286) (418) (526) (575) (721) (885) (1,031) (1,153) (1,268) (1,379) (1,491) (1,607) (1,725) Net Income Incl. NOL Adj. (425) (432) (119) 517 921 1,134 1,401 1,762 1,926 2,413 2,963 3,451 3,860 4,244 4,618 4,993 5,379 5,775 Capex (60) (50) (20) (20) (10) (10) (10) (30) (30) (20) (20) (10) (10) (10) (10) (10) (10) (10) Depreciation and Amortization 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 â^† in Net Working Capital (1) (15) (58) (100) (81) (73) (95) (133) (159) (124) (137) (130) (90) (68) (48) (44) (47) (49) Equity Issuance — 1,225 — — — — — — — — — — — — — — — —Ending Cash Balance 542 1,280 1,093 1,500 2,340 3,401 4,707 6,317 8,063 10,343 13,159 16,480 20,251 24,426 28,996 33,944 39,276 45,002 Note 1. Represents net of annual platform R&D and return on cumulative platform R&D at WACC + 5% on a post-tax basis, mid-point WACC shown; grossed-up 26 to reflect pre-tax figures; no PoS adjustment applied

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\26 Project Maple POS ADJUSTED FINANCIALS Overview of Tax Attributes Base Case; PoS Adjusted; Per Maple Management Tax Attributes—Base Case PoS Adjusted(1) $MM 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Tax Rate 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% Tax Benefit from EBT Negative Segments JCAR017 (US)—Segment Taxes — (49) (174) (272) (316) (345) (410) (460) (492) (522) (554) (587) (623) (661) (700) (742) (786) JCAR017 (ex-US Royalties)—Segment Taxes — (1) (11) (28) (36) (39) (41) (44) (47) (48) (48) (48) (49) (49) (49) (50) (50) JCARH125 (Global)—Segment Taxes — — (27) (77) (135) (175) (196) (227) (249) (262) (273) (286) (299) (312) (327) (342) CD28 & 4-1BB Royalties- Segment Taxes (3) (7) (15) (25) (26) (26) (28) (31) (33) (35) (36) (38) (32) (27) (28) (29) (31) (32) Pipeline—Segment Taxes — — — — (23) (51) (110) (159) (190) (212) (222) (230) (238) (246) G&A / Other—Segment Taxes — — — — — — — — — Platform—Segment Taxes — — — — ——(43) (97) (151) (204) (258) (312) (366) Total Segment Taxes (3) (7) (66) (210) (353) (455) (547) (657) (756) (851) (965) (1,103) (1,229) (1,347) (1,463) (1,579) (1,699) (1,822) Consolidated Book Taxes Pre-NOL Utilization ——(125) (222) (326) (418) (526) (575) (721) (885) (1,031) (1,153) (1,268) (1,379) (1,491) (1,607) (1,725) Tax Shield from EBT Negative Segments 3 7 66 85 131 128 129 131 181 130 79 72 76 79 83 88 92 97 NOL Benefit Book EBT (2) (425) (432) (119) 542 966 1,420 1,820 2,289 2,501 3,134 3,849 4,482 5,013 5,512 5,997 6,484 6,985 7,500 Book Taxes ——(125) (222) (326) (418) (526) (575) (721) (885) (1,031) (1,153) (1,268) (1,379) (1,491) (1,607) (1,725) (3) NOL Schedule : Beginning Balance 409 833 1,265 1,384 951 178 — — — — — — Accrual / (Utilization) 425 432 119 (433) (773) (178) — — — — — —Ending Balance 833 1,265 1,384 951 178 — — — — — ——Taxable EBT (425) (432) (119) 108 193 1,242 1,820 2,289 2,501 3,134 3,849 4,482 5,013 5,512 5,997 6,484 6,985 7,500 Cash Taxes Paid ——(25) (44) (286) (418) (526) (575) (721) (885) (1,031) (1,153) (1,268) (1,379) (1,491) (1,607) (1,725) Book Taxes ——(125) (222) (326) (418) (526) (575) (721) (885) (1,031) (1,153) (1,268) (1,379) (1,491) (1,607) (1,725) Cash Taxes ——(25) (44) (286) (418) (526) (575) (721) (885) (1,031) (1,153) (1,268) (1,379) (1,491) (1,607) (1,725) Tax Savings from NOLs ——100 178 41 — — — — — — Notes 1. Net operating loss schedule shown presented on a consolidated basis; 2018 NOL beginning balance based on federal and state NOLs of $284MM as reported in 2016 10K and includes NOL accrual from FY2017 forecasted performance per management projections 2. Book EBT represents consolidated performance and includes impact of platform R&D 3. Per the Tax Cuts and Jobs Act of 2017, net operating losses incurred prior to 12/31/17 can offset 100% of future earnings before tax, while net operating 27 losses incurred after 12/31/17 can offset up to 80% of future earnings before tax

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\27 Project Maple POS ADJUSTED FINANCIALS Maple Financial Summary Downside Case; PoS Adjusted; Per Maple Management Projections – PoS Adjusted Downside Case $MM unless otherwise Noted 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Income Statement JCAR017 US Revenue — 42 266 666 929 1,074 1,172 1,263 1,359 1,452 1,538 1,621 1,709 1,801 1,899 2,002 2,110 2,225 JCAR017 Ex-US Royalty — — 2 22 57 79 89 92 95 98 101 102 103 103 104 105 105 106 JCARH125 Net Revenue — — 4 56 144 273 406 494 537 559 580 602 625 650 676 703 731 761 4-1BB Royalty Revenue 3 7 13 20 24 29 32 35 37 40 42 44 12 — — — — -CD-28 Royalty Revenue 6 18 47 83 94 95 99 105 111 116 120 125 130 135 140 146 152 157 JCAR024 (ROR-1) — — — — — — 1 4 11 18 31 46 56 63 66 68 71 73 JCAR020 (MUC-16) — — — — — — 2 5 12 18 26 34 38 41 43 44 45 47 JTCR016 (WT-1) — — — — — — 3 8 25 43 70 99 118 131 137 142 147 152 LeY — — — — — — 2 5 11 17 29 43 52 58 61 63 65 67 JTCR018 (HPV) — — — — — — 0 1 4 7 12 19 24 27 28 28 29 30 Total Net Sales 10 67 332 848 1,249 1,549 1,804 2,012 2,200 2,367 2,549 2,735 2,866 3,009 3,153 3,301 3,456 3,619 COGS — (13) (73) (182) (265) (325) (376) (349) (377) (400) (423) (447) (467) (486) (503) (520) (537) (556) Total Gross Profit 10 54 259 667 984 1,223 1,428 1,663 1,823 1,968 2,126 2,288 2,399 2,523 2,650 2,781 2,919 3,063 % Margin 100% 80% 78% 79% 79% 79% 79% 83% 83% 83% 83% 84% 84% 84% 84% 84% 84% 85% R&D—JCAR017 & JCARH125 (152) (194) (152) (179) (40) (25) (20) (20) (20) (20) (20) (20) (20) (20) (20) (20) (20) (20) R&D—Pipeline — — — — (177) (219) (42) (112) (70) (70) — — — — — — — -SG&A (207) (316) (416) (473) (492) (516) (541) (567) (589) (612) (636) (661) (687) (715) (743) (773) (803) (835) EBIT (349) (456) (309) 15 275 463 826 964 1,144 1,266 1,470 1,607 1,692 1,789 1,888 1,989 2,096 2,208 Margin n.m. (682%) (93.2%) 1.7% 22.0% 29.9% 45.8% 47.9% 52.0% 53.5% 57.7% 58.8% 59.0% 59.4% 59.9% 60.3% 60.6% 61.0% (1) (78) (42) (104) (112) (169) (100) (285) (250) (515) (281) (47) 187 421 655 889 1,123 1,357 1,591 Other Income (Expense) Cash Taxes — — — — — (14) (25) (33) (46) (227) (327) (413) (486) (562) (639) (716) (794) (874) Net Income Incl. NOL Adj. (427) (498) (413) (97) 106 349 516 682 584 759 1,096 1,381 1,627 1,882 2,138 2,396 2,659 2,925 Capex (60) (50) (20) (20) (10) (10) (10) (30) (30) (20) (20) (10) (10) (10) (10) (10) (10) (10) Depreciation and Amortization 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 â^† in Net Working Capital (1) (6) (27) (53) (44) (39) (40) (43) (53) (46) (52) (52) (35) (29) (21) (20) (21) (22) Equity Issuance — 1,225 — 82 72 — — — — — — — — — — — — —Ending Cash Balance 540 1,221 771 693 826 1,136 1,612 2,231 2,741 3,443 4,477 5,807 7,399 9,252 11,369 13,745 16,383 19,286 Note 1. Represents net of annual platform R&D and return on cumulative platform R&D at WACC + 5% on a post-tax basis, mid-point WACC shown; grossed-up 28 to reflect pre-tax figures; no PoS adjustment applied

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\28 Project Maple POS ADJUSTED FINANCIALS Overview of Tax Attributes Downside Case; PoS Adjusted; Per Maple Management Tax Attributes—Downside Case PoS Adjusted(1) $MM 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Tax Rate 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% Tax Benefit from EBT Negative Segments JCAR017 (US)—Segment Taxes ——(50) (120) (148) (165) (191) (208) (225) (241) (257) (273) (290) (309) (328) (349) (370) JCAR017 (ex-US Royalties)—Segment Taxes — (1) (5) (13) (18) (20) (21) (22) (23) (23) (23) (24) (24) (24) (24) (24) (24) JCARH125 (Global)—Segment Taxes — ——(17) (41) (62) (69) (72) (76) (79) (83) (87) (91) (96) (101) (106) CD28 & 4-1BB Royalties- Segment Taxes (2) (6) (14) (24) (27) (28) (30) (32) (34) (36) (37) (39) (33) (31) (32) (34) (35) (36) Pipeline—Segment Taxes — — — ——(0) (29) (43) (52) (58) (61) (63) (65) (68) G&A / Other—Segment Taxes — — — — — — — — — Platform—Segment Taxes — — — — ——(43) (97) (151) (204) (258) (312) (366) Total Segment Taxes (2) (6) (14) (79) (160) (212) (257) (306) (333) (356) (407) (485) (562) (641) (722) (803) (886) (970) Consolidated Book Taxes Pre-NOL Utilization — — (24) (83) (124) (164) (145) (227) (327) (413) (486) (562) (639) (716) (794) (874) Tax Shield from EBT Negative Segments 2 6 14 79 136 128 132 141 188 130 79 72 76 79 83 88 92 97 NOL Benefit Book EBT (2) (427) (498) (413) (97) 106 363 541 715 630 985 1,423 1,794 2,113 2,444 2,777 3,112 3,453 3,799 Book Taxes — — (24) (83) (124) (164) (145) (227) (327) (413) (486) (562) (639) (716) (794) (874) (3) NOL Schedule : Beginning Balance 409 836 1,334 1,747 1,844 1,738 1,435 1,003 431 — — — — -Accrual / (Utilization) 427 498 413 97 (106) (303) (433) (572) (431) — — — — -Ending Balance 836 1,334 1,747 1,844 1,738 1,435 1,003 431 — — — — — Taxable EBT (427) (498) (413) (97)—59 108 143 199 985 1,423 1,794 2,113 2,444 2,777 3,112 3,453 3,799 Cash Taxes Paid — ——(14) (25) (33) (46) (227) (327) (413) (486) (562) (639) (716) (794) (874) Book Taxes — — (24) (83) (124) (164) (145) (227) (327) (413) (486) (562) (639) (716) (794) (874) Cash Taxes — ——(14) (25) (33) (46) (227) (327) (413) (486) (562) (639) (716) (794) (874) Tax Savings from NOLs — — 24 70 99 131 99 — — — ——Notes 1. Net operating loss schedule shown presented on a consolidated basis; 2018 NOL beginning balance based on federal and state NOLs of $284MM as reported in 2016 10K and includes NOL accrual from FY2017 forecasted performance per management projections 2. Book EBT represents consolidated performance and includes impact of platform R&D 3. Per the Tax Cuts and Jobs Act of 2017, net operating losses incurred prior to 12/31/17 can offset 100% of future earnings before tax, while net operating 29 losses incurred after 12/31/17 can offset up to 80% of future earnings before tax

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\29 Project Maple POS ADJUSTED FINANCIALS Maple Financial Summary Upside Case; PoS Adjusted; Per Maple Management Projections – PoS Adjusted Upside Case $MM unless otherwise Noted 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Income Statement JCAR017 US Revenue — 257 1,206 2,142 2,727 3,250 3,629 4,046 4,434 4,680 4,933 5,199 5,480 5,776 6,088 6,416 6,763 7,129 JCAR017 Ex-US Royalty — — 15 105 189 241 274 287 303 315 318 320 322 324 326 328 330 333 JCARH125 Net Revenue — — 17 247 597 1,108 1,669 2,023 2,375 2,666 2,802 2,904 3,012 3,125 3,244 3,369 3,500 3,638 4-1BB Royalty Revenue 6 8 9 13 16 21 24 27 31 33 35 36 19 — — — — -CD-28 Royalty Revenue 10 29 68 92 72 60 66 76 77 79 82 86 90 94 98 103 107 112 JCAR024 (ROR-1) — — — — — — 67 209 356 441 465 480 496 512 530 548 567 587 JCAR020 (MUC-16) — — — — — — 46 142 238 291 304 313 322 331 341 351 362 373 JTCR016 (WT-1) — — — — — — 137 430 732 908 959 990 1,024 1,058 1,095 1,133 1,173 1,215 LeY — — — — — — 61 191 324 401 423 437 452 468 485 502 520 539 JTCR018 (HPV) — — — — — — 29 89 153 191 200 205 210 216 221 227 234 240 Total Net Sales 16 293 1,314 2,598 3,603 4,680 6,003 7,519 9,024 10,004 10,520 10,971 11,426 11,904 12,427 12,978 13,557 14,165 COGS — (82) (331) (602) (824) (1,054) (1,313) (1,352) (1,582) (1,732) (1,802) (1,859) (1,917) (1,978) (2,041) (2,107) (2,176) (2,248) Total Gross Profit 16 212 984 1,996 2,778 3,626 4,690 6,167 7,441 8,272 8,717 9,112 9,509 9,926 10,386 10,870 11,380 11,917 % Margin 100% 72% 75% 77% 77% 77% 78% 82% 82% 83% 83% 83% 83% 83% 84% 84% 84% 84% R&D—JCAR017 & JCARH125 (152) (194) (152) (179) (40) (25) (20) (20) (20) (20) (20) (20) (20) (20) (20) (20) (20) (20) R&D—Pipeline — — — (112) (289) (289) — — — — (10) (10) (10) (10) (10) (10) (10) (10) SG&A (207) (316) (416) (473) (492) (516) (541) (567) (589) (612) (636) (661) (687) (715) (743) (773) (803) (835) EBIT (343) (298) 415 1,232 1,958 2,795 4,129 5,581 6,833 7,640 8,052 8,422 8,792 9,182 9,614 10,068 10,548 11,053 Margin n.m. (101.7%) 31.6% 47.4% 54.3% 59.7% 68.8% 74.2% 75.7% 76.4% 76.5% 76.8% 76.9% 77.1% 77.4% 77.6% 77.8% 78.0% (1) (78) (42) (104) (112) (169) (100) (285) (250) (515) (281) (47) 187 421 655 889 1,123 1,357 1,591 Other Income (Expense) Cash Taxes — — — (60) (411) (620) (884) (1,226) (1,453) (1,693) (1,841) (1,980) (2,119) (2,263) (2,416) (2,574) (2,738) (2,908) Net Income Incl. NOL Adj. (421) (340) 312 1,060 1,377 2,075 2,960 4,105 4,865 5,667 6,164 6,629 7,094 7,575 8,087 8,617 9,167 9,735 Capex (60) (50) (20) (20) (10) (10) (10) (30) (30) (20) (20) (10) (10) (10) (10) (10) (10) (10) Depreciation and Amortization 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 â^† in Net Working Capital (2) (28) (103) (140) (120) (144) (358) (545) (490) (271) (96) (69) (70) (73) (79) (83) (87) (92) Equity Issuance — 1,225 — — — — — — — — — — — — — — — —Ending Cash Balance 546 1,362 1,561 2,470 3,727 5,658 8,260 11,800 16,156 21,541 27,598 34,159 41,182 48,684 56,692 65,226 74,305 83,949 Note 1. Represents net of annual platform R&D and return on cumulative platform R&D at WACC + 5% on a post-tax basis, mid-point WACC shown; grossed-up 30 to reflect pre-tax figures; no PoS adjustment applied

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\30 Project Maple POS ADJUSTED FINANCIALS Overview of Tax Attributes Upside Case; PoS Adjusted; Per Maple Management Tax Attributes—Upside Case PoS Adjusted(1) $MM 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Tax Rate 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% 23.0% Tax Benefit from EBT Negative Segments JCAR017 (US)—Segment Taxes — (142) (303) (429) (525) (593) (699) (773) (821) (870) (923) (978) (1,036) (1,098) (1,163) (1,232) (1,305) JCAR017 (ex-US Royalties)—Segment Taxes — (3) (24) (44) (56) (63) (66) (70) (72) (73) (74) (74) (75) (75) (75) (76) (77) JCARH125 (Global)—Segment Taxes ——(7) (75) (166) (265) (350) (417) (471) (497) (516) (538) (560) (583) (608) (634) (661) CD28 & 4-1BB Royalties- Segment Taxes (4) (8) (18) (24) (20) (19) (21) (24) (25) (26) (27) (28) (25) (22) (23) (24) (25) (26) Pipeline—Segment Taxes — — — (64) (204) (349) (433) (454) (468) (483) (499) (516) (533) (552) (571) G&A / Other—Segment Taxes — — — — — — — — — Platform—Segment Taxes — — — — ——(43) (97) (151) (204) (258) (312) (366) Total Segment Taxes (4) (8) (163) (358) (568) (764) (1,006) (1,343) (1,634) (1,823) (1,921) (2,052) (2,195) (2,342) (2,499) (2,662) (2,830) (3,005) Consolidated Book Taxes Pre-NOL Utilization — (72) (258) (411) (620) (884) (1,226) (1,453) (1,693) (1,841) (1,980) (2,119) (2,263) (2,416) (2,574) (2,738) (2,908) Tax Shield from EBT Negative Segments 4 8 91 100 157 145 122 117 181 130 79 72 76 79 83 88 92 97 NOL Benefit Book EBT (2) (421) (340) 312 1,120 1,788 2,695 3,844 5,331 6,318 7,359 8,005 8,609 9,213 9,837 10,503 11,191 11,905 12,643 Book Taxes — (72) (258) (411) (620) (884) (1,226) (1,453) (1,693) (1,841) (1,980) (2,119) (2,263) (2,416) (2,574) (2,738) (2,908) (3) NOL Schedule : Beginning Balance 408 829 1,169 858 — — — — — — —Accrual / (Utilization) 421 340 (312) (858) — — — — — — —Ending Balance 829 1,169 858 — — — — — — ——Taxable EBT (421) (340)—263 1,788 2,695 3,844 5,331 6,318 7,359 8,005 8,609 9,213 9,837 10,503 11,191 11,905 12,643 Cash Taxes Paid ——(60) (411) (620) (884) (1,226) (1,453) (1,693) (1,841) (1,980) (2,119) (2,263) (2,416) (2,574) (2,738) (2,908) Book Taxes — (72) (258) (411) (620) (884) (1,226) (1,453) (1,693) (1,841) (1,980) (2,119) (2,263) (2,416) (2,574) (2,738) (2,908) Cash Taxes ——(60) (411) (620) (884) (1,226) (1,453) (1,693) (1,841) (1,980) (2,119) (2,263) (2,416) (2,574) (2,738) (2,908) Tax Savings from NOLs — 72 197 — — — — — — — Notes 1. Net operating loss schedule shown presented on a consolidated basis; 2018 NOL beginning balance based on federal and state NOLs of $284MM as reported in 2016 10K and includes NOL accrual from FY2017 forecasted performance per management projections 2. Book EBT represents consolidated performance and includes impact of platform R&D 3. Per the Tax Cuts and Jobs Act of 2017, net operating losses incurred prior to 12/31/17 can offset 100% of future earnings before tax, while net operating 31 losses incurred after 12/31/17 can offset up to 80% of future earnings before tax

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\31
Project Maple
Appendix B
Non-PoS Adjusted Financials
32

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\32 Project Maple NON-POS ADJUSTED FINANCIALS Maple Financial Summary Base Case; Non-PoS Adjusted; Per Maple Management Projections – Non-PoS Adjusted Base Case $MM unless otherwise Noted 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Income Statement JCAR017 US Revenue — 148 739 1,658 2,275 2,619 2,957 4,441 6,009 6,511 6,862 7,232 7,622 8,033 8,467 8,924 9,405 9,913 JCAR017 Ex-US Royalty — — 6 56 143 200 221 239 367 493 512 515 519 522 526 530 533 537 JCARH125 Net Revenue — — 14 237 601 1,241 2,038 2,456 2,977 3,861 4,459 4,700 4,880 5,070 5,269 5,479 5,699 5,931 4-1BB Royalty Revenue 5 9 15 26 35 50 63 74 92 110 118 124 81 — — — — -CD-28 Royalty Revenue 9 25 64 109 108 99 123 184 210 211 220 228 237 246 256 266 277 287 JCAR024 (ROR-1) — — — — — — 46 139 377 627 1,096 1,620 1,969 2,211 2,317 2,396 2,479 2,566 JCAR020 (MUC-16) — — — — — — 56 167 408 641 911 1,174 1,331 1,437 1,491 1,536 1,582 1,631 JTCR016 (WT-1) — — — — — — 95 285 859 1,493 2,457 3,476 4,127 4,577 4,790 4,957 5,133 5,317 LeY — — — — — — 53 159 388 612 1,027 1,491 1,803 2,021 2,121 2,197 2,276 2,360 JTCR018 (HPV) — — — — — — 13 38 127 228 436 671 826 930 969 995 1,022 1,050 Total Net Sales 13 182 837 2,086 3,163 4,208 5,665 8,181 11,815 14,785 18,097 21,232 23,394 25,046 26,205 27,279 28,406 29,591 COGS — (47) (203) (475) (708) (920) (1,212) (1,465) (2,044) (2,486) (2,993) (3,451) (3,763) (4,002) (4,152) (4,288) (4,430) (4,577) Total Gross Profit 13 135 635 1,610 2,455 3,288 4,453 6,716 9,770 12,299 15,104 17,780 19,631 21,044 22,053 22,990 23,977 25,014 % Margin 100% 74% 76% 77% 78% 78% 79% 82% 83% 83% 83% 84% 84% 84% 84% 84% 84% 85% R&D—JCAR017 & JCARH125 (160) (220) (232) (363) (235) (105) (38) (38) (38) (38) (38) (38) (38) (38) (38) (38) (38) (38) R&D—Pipeline — — — — (315) (735) (420) (1,120) (700) (700) (38) (38) (38) (38) (38) (38) (38) (38) SG&A (212) (350) (491) (584) (606) (679) (752) (827) (857) (888) (920) (954) (988) (1,025) (1,062) (1,101) (1,142) (1,184) EBIT (359) (435) (88) 663 1,299 1,770 3,243 4,731 8,176 10,674 14,108 16,750 18,566 19,943 20,914 21,813 22,758 23,753 Margin n.m. (239%) (10.5%) 31.8% 41.1% 42.1% 57.2% 57.8% 69.2% 72.2% 78.0% 78.9% 79.4% 79.6% 79.8% 80.0% 80.1% 80.3% (1) (78) (42) (104) (112) (169) (100) (285) (250) (515) (281) (47) 187 421 655 889 1,123 1,357 1,591 Other Income (Expense) Cash Taxes — — — (25) (52) (345) (680) (1,031) (1,762) (2,390) (3,234) (3,896) (4,367) (4,738) (5,015) (5,275) (5,547) (5,829) Net Income Incl. NOL Adj. (436) (477) (192) 526 1,078 1,324 2,277 3,451 5,899 8,002 10,827 13,042 14,620 15,861 16,788 17,660 18,569 19,515 Capex (60) (50) (20) (20) (10) (10) (10) (30) (30) (20) (20) (10) (10) (10) (10) (10) (10) (10) Depreciation and Amortization 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 â^† in Net Working Capital (1) (17) (66) (125) (108) (105) (146) (252) (363) (297) (331) (313) (216) (165) (116) (107) (113) (118) Equity Issuance — 1,225 — — — — — — — — — — — — — — — —Ending Cash Balance 531 1,222 954 1,346 2,315 3,535 5,667 8,846 14,362 22,057 32,543 45,271 59,675 75,371 92,043109,596128,052147,449 Note 1. Represents net of annual platform R&D and return on cumulative platform R&D at WACC + 5% on a post-tax basis, mid-point WACC shown; grossed-up 33 to reflect pre-tax figures; no PoS adjustment applied

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\33 Project Maple NON-POS ADJUSTED FINANCIALS Maple Financial Summary (cont’d) Downside Case; Non-PoS Adjusted; Per Maple Management Projections – Non-PoS Adjusted Downside Case $MM unless otherwise Noted 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Income Statement JCAR017 US Revenue — 47 303 790 1,129 1,344 1,501 1,763 2,119 2,436 2,632 2,777 2,927 3,086 3,253 3,429 3,615 3,811 JCAR017 Ex-US Royalty — — 3 26 67 96 111 119 136 160 179 186 188 189 190 191 193 194 JCARH125 Net Revenue — — 6 102 266 543 858 1,071 1,171 1,220 1,266 1,314 1,364 1,418 1,474 1,532 1,594 1,659 4-1BB Royalty Revenue 3 8 15 24 30 38 46 55 63 69 74 78 27 — — — — -CD-28 Royalty Revenue 7 20 54 98 113 115 125 151 175 188 199 208 216 225 234 243 252 261 JCAR024 (ROR-1) — — — — — — 13 40 108 179 313 463 563 632 662 685 708 733 JCAR020 (MUC-16) — — — — — — 16 48 117 183 260 335 380 411 426 439 452 466 JTCR016 (WT-1) — — — — — — 27 81 245 426 702 993 1,179 1,308 1,369 1,416 1,467 1,519 LeY — — — — — — 15 46 111 175 294 426 515 577 606 628 650 674 JTCR018 (HPV) — — — — — — 4 11 36 65 125 192 236 266 277 284 292 300 Total Net Sales 10 75 381 1,040 1,605 2,137 2,716 3,384 4,280 5,102 6,044 6,973 7,595 8,110 8,490 8,848 9,224 9,619 COGS — (15) (83) (223) (343) (452) (567) (584) (726) (849) (983) (1,114) (1,208) (1,281) (1,329) (1,373) (1,419) (1,467) Total Gross Profit 10 60 298 817 1,262 1,685 2,149 2,800 3,555 4,253 5,061 5,859 6,388 6,829 7,161 7,475 7,805 8,152 % Margin 100% 80% 78% 79% 79% 79% 79% 83% 83% 83% 84% 84% 84% 84% 84% 84% 85% 85% R&D—JCAR017 & JCARH125 (160) (220) (232) (451) (235) (105) (38) (38) (38) (38) (38) (38) (38) (38) (38) (38) (38) (38) R&D—Pipeline — — — — (315) (735) (420) (1,120) (700) (700) — — — — — — — -SG&A (212) (350) (491) (584) (606) (679) (752) (827) (857) (888) (920) (954) (988) (1,025) (1,062) (1,101) (1,142) (1,184) EBIT (362) (511) (425) (218) 105 166 938 815 1,960 2,628 4,103 4,867 5,361 5,766 6,061 6,335 6,625 6,929 Margin n.m. (685%) (111.5%) (21.0%) 6.6% 7.8% 34.6% 24.1% 45.8% 51.5% 67.9% 69.8% 70.6% 71.1% 71.4% 71.6% 71.8% 72.0% (1) (78) (42) (104) (112) (169) (100) (285) (250) (515) (281) (47) 187 421 655 889 1,123 1,357 1,591 Other Income (Expense) Cash Taxes — — — — — — (30) (26) (66) (511) (933) (1,163) (1,330) (1,477) (1,598) (1,715) (1,836) (1,960) Net Income Incl. NOL Adj. (439) (553) (529) (330) (64) 66 624 539 1,379 1,836 3,123 3,892 4,452 4,945 5,351 5,743 6,146 6,560 Capex (60) (50) (20) (20) (10) (10) (10) (30) (30) (20) (20) (10) (10) (10) (10) (10) (10) (10) Depreciation and Amortization 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 â^† in Net Working Capital (1) (6) (31) (66) (56) (53) (58) (67) (90) (82) (94) (93) (62) (51) (38) (36) (38) (39) Equity Issuance — 1,225 — 121 120 — — — — — — — — — — — — —Ending Cash Balance 528 1,154 584 300 300 313 878 1,331 2,600 4,344 7,363 11,162 15,552 20,445 25,759 31,466 37,574 44,095 Note 1. Represents net of annual platform R&D and return on cumulative platform R&D at WACC + 5% on a post-tax basis, mid-point WACC shown; grossed-up 34 to reflect pre-tax figures; no PoS adjustment applied

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\34 Project Maple NON-POS ADJUSTED FINANCIALS Maple Financial Summary (cont’d) Upside Case; Non-PoS Adjusted; Per Maple Management Projections – Non-PoS Adjusted Upside Case $MM unless otherwise Noted 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Income Statement JCAR017 US Revenue — 285 1,359 2,556 3,414 4,297 5,090 7,429 9,537 10,116 10,664 11,240 11,848 12,489 13,165 13,878 14,629 15,421 JCAR017 Ex-US Royalty — — 17 118 226 307 366 400 534 643 651 656 660 665 669 674 678 683 JCARH125 Net Revenue — — 30 449 1,103 2,273 3,667 4,907 6,879 8,492 9,053 9,376 9,716 10,072 10,447 10,840 11,253 11,688 4-1BB Royalty Revenue 6 9 11 17 23 34 43 59 79 87 91 96 60 — — — — -CD-28 Royalty Revenue 12 37 87 121 96 80 116 174 166 154 159 166 174 181 189 198 207 215 JCAR024 (ROR-1) — — — — — — 667 2,085 3,555 4,410 4,652 4,802 4,959 5,124 5,296 5,477 5,666 5,865 JCAR020 (MUC-16) — — — — — — 458 1,417 2,385 2,906 3,045 3,130 3,219 3,312 3,409 3,511 3,617 3,728 JTCR016 (WT-1) — — — — — — 1,374 4,299 7,320 9,081 9,586 9,904 10,236 10,584 10,949 11,331 11,732 12,152 LeY — — — — — — 611 1,910 3,241 4,006 4,229 4,372 4,523 4,681 4,847 5,021 5,203 5,394 JTCR018 (HPV) — — — — — — 287 894 1,533 1,908 2,001 2,051 2,103 2,158 2,215 2,274 2,336 2,400 Total Net Sales 19 331 1,504 3,261 4,862 6,990 12,680 23,576 35,229 41,803 44,131 45,793 47,498 49,266 51,186 53,203 55,322 57,547 COGS — (91) (375) (753) (1,115) (1,573) (2,580) (3,982) (5,814) (6,853) (7,199) (7,420) (7,650) (7,890) (8,141) (8,402) (8,675) (8,960) Total Gross Profit 19 240 1,128 2,508 3,747 5,417 10,100 19,594 29,415 34,950 36,932 38,373 39,848 41,376 43,045 44,801 46,646 48,587 % Margin 100% 73% 75% 77% 77% 77% 80% 83% 83% 84% 84% 84% 84% 84% 84% 84% 84% 84% R&D—JCAR017 & JCARH125 (160) (220) (232) (451) (235) (105) (38) (38) (38) (38) (38) (38) (38) (38) (38) (38) (38) (38) R&D—Pipeline — — — (1,120) (1,435) (1,435) — — — — (38) (38) (38) (38) (38) (38) (38) (38) SG&A (212) (350) (491) (584) (606) (679) (752) (827) (857) (888) (920) (954) (988) (1,025) (1,062) (1,101) (1,142) (1,184) EBIT (353) (330) 406 353 1,470 3,199 9,310 18,729 28,521 34,024 35,935 37,343 38,783 40,275 41,907 43,623 45,428 47,326 Margin n.m. (99.8%) 27.0% 10.8% 30.2% 45.8% 73.4% 79.4% 81.0% 81.4% 81.4% 81.5% 81.7% 81.7% 81.9% 82.0% 82.1% 82.2% (1) (78) (42) (104) (112) (169) (100) (285) (250) (515) (281) (47) 187 421 655 889 1,123 1,357 1,591 Other Income (Expense) Cash Taxes — — — (11) (135) (713) (2,076) (4,250) (6,441) (7,761) (8,254) (8,632) (9,017) (9,414) (9,843) (10,292) (10,761) (11,251) Net Income Incl. NOL Adj. (431) (372) 302 230 1,166 2,386 6,949 14,229 21,564 25,982 27,634 28,898 30,187 31,516 32,953 34,454 36,024 37,666 Capex (60) (50) (20) (20) (10) (10) (10) (30) (30) (20) (20) (10) (10) (10) (10) (10) (10) (10) Depreciation and Amortization 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 â^† in Net Working Capital (2) (31) (117) (176) (160) (213) (569) (1,090) (1,165) (657) (233) (166) (171) (177) (192) (202) (212) (223) Equity Issuance — 1,225 — — — — — — — — — — — — — — — —Ending Cash Balance 536 1,317 1,492 1,537 2,543 4,716 11,096 24,216 44,595 69,910 97,301126,033156,050187,389220,149254,402290,214327,658 Note 1. Represents net of annual platform R&D and return on cumulative platform R&D at WACC + 5% on a post-tax basis, mid-point WACC shown; grossed-up 35 to reflect pre-tax figures; no PoS adjustment applied

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\35 Project Maple Appendix C Assumptions Details 36

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\36 Project Maple ASSUMPTIONS DETAILS Changes Since November 7 Meeting Per Maple Management • Detailed summary of all November 7 Board Meeting Assumptions Current Assumptions changes to forecast Assumption Base Down Up Assumption Base Down Up Industry Ramp to Peak CAR- US 10 12 8 Industry Ramp to Peak CAR- US 16 16 12 T Penetration (Quarters) Ex-US 10 12 8 T Penetration (Quarters) Ex-US 16 16 12 CD-28 28% 35% 20% CD-28 20% 35% 20% US Peak Market Share by US Peak Market Share by L 4-1BB 18% 30% 10% L 4-1BB 30% 30% 10% Competitor Competitor DLB C Maple 55% 35% 70% C DLB Maple 50% 35% 70% 3L CD-28 28% 35% 20% 3L CD-28 20% 35% 10% Ex-US Peak Market Share by Ex-US Peak Market Share by 4-1BB 18% 30% 10% 4-1BB 30% 30% 20% Competitor Competitor Maple 55% 35% 70% Maple 50% 35% 70% Maple Ramp to Peak Market Maple Ramp to Peak Market Ex-US 8 16 8 Ex-US 12 16 8 Share (Quarters) Share (Quarters) Industry Ramp to Peak CAR- US 10 12 8 Industry Ramp to Peak CAR- US 8 8 4 T Penetration (Quarters) Ex-US 10 12 8 T Penetration (Quarters) Ex-US 8 8 4 CD-28 2019 Q2 2019 Q2 2019 Q2 CD-28 2019 Q4 2019 Q4 2019 Q4 US Product Launch Quarter US Product Launch Quarter DLBCL 4-1BB 2019 Q3 2019 Q3 2019 Q3 DLBCL 4-1BB 2019 Q4 2019 Q4 2019 Q4 E by Competitor E by Competitor TN Maple 2019 Q4 2019 Q4 2019 Q4 TN Maple 2019 Q4 2019 Q4 2019 Q4 L CD-28 2020 Q2 2020 Q2 2020 Q2L CD-28 2020 Q4 2020 Q4 2020 Q4 2 2 Ex-US Product Launch Ex-US Product Launch 4-1BB 2020 Q3 2020 Q3 2020 Q3 4-1BB 2020 Q4 2020 Q4 2020 Q4 Quarter by Competitor Quarter by Competitor Maple 2020 Q4 2020 Q4 2020 Q4 Maple 2020 Q4 2020 Q4 2020 Q4 CD-28 2020 Q1 2020 Q1 2020 Q1 CD-28 2020 Q3 2020 Q3 2020 Q3 US Launch Quarter by US Launch Quarter by 4-1BB N/A N/A N/A 4-1BB N/A N/A N/A Competitor Competitor CLL Maple 2020 Q1 2020 Q1 2020 Q1 CLL Maple 2020 Q3 2020 Q3 2020 Q3 3L CD-28 2021 Q1 2021 Q1 2021 Q13L CD-28 2021 Q3 2021 Q3 2021 Q3 Ex-US Launch Quarter by Ex-US Launch Quarter by 4-1BB N/A N/A N/A 4-1BB N/A N/A N/A Competitor Competitor Maple 2021 Q1 2021 Q1 2021 Q1 Maple 2021 Q3 2021 Q3 2021 Q3 Industry Peak CAR-T US 60% 50% 70% Industry Peak CAR-T US 40% 30% 60% CLL Penetration (%) Ex-US 60% 50% 70% CLL Penetration (%) Ex-US 40% 30% 60% CD-28 2023 Q1 2023 Q1 2023 Q1 CD-28 2022 Q4 2022 Q4 2022 Q4 2L US Launch Quarter by 2L US Launch Quarter by 4-1BB N/A N/A N/A 4-1BB N/A N/A N/A Competitor Competitor Maple 2022 Q3 2022 Q3 2022 Q3 Maple 2022 Q4 2022 Q4 2022 Q4 1L MM PoS Assumption 10% 10% 10% 1L MM PoS Assumption 15% 15% 15% 37

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\37 Project Maple ASSUMPTIONS DETAILS Summary of Commercial Case Variances Per Maple Management Base Case Downside Case Upside Case JCAR017 (1) Penetration / Share Ramp Penetration / Share Ramp Penetration / Share Ramp CAR-T 75% 4 Years 60% 4 Years 85% 3 Years 3L DLBCL JCAR017 50% 2 Years 35% 4 Years 70% 2 Years TNE CAR-T 75% 2 Years 60% 2 Years 85% 1 Year 2L DLBCL JCAR017 55% 2 Years 40% 3 Years 70% 2 Years TE CAR-T 60% 2.5 Years 40% 4 Years 70% 2 Years 2L DLBCL JCAR017 70% 2 Years 40% 3 Years 80% 2 Years CAR-T 50% 2.5 Years 20% 4 Years 60% 2 Years 1L DLBCL JCAR017 70% 2 Years 40% 3 Years 80% 2 Years CLL CAR-T 60% 2.5 Years 50% 2 Years 70% 2 Years 3L JCAR017 70% NA 50% NA 80% NA CLL CAR-T 40% 2.5 Years 30% 3 Years 60% 2 Years 2L JCAR017 70% NA 60% NA 80% NA CAR-T 10% 1st / 80% 2nd 2 Years 0% 1st / 60% 2nd 2 Years 25% 1st / 80% 2nd 2 Years Ped ALL JCAR017 25% 2 Years 15% 2 Years 35% 2 Years CAR-T 50% 2 Years 25% 3 Years 75% 3 Years Adult ALL JCAR017 60% 2 Years 40% 2 Years 80% 2 Years JCARH125 (1) Launch Penetration / Share Ramp Launch Penetration / Share Ramp Launch Penetration / Share Ramp MM CAR-T 1Q20 70% 2.5 Years 4Q19 50% 2 Years 4Q19 80% 2 Years 4L JCARH125 4Q20 35% 2 Years 4Q20 25% 3 Years 4Q20 50% 2 Years MM CAR-T 4Q21 50% 2.5 Years 4Q21 30% 2 Years 4Q21 60% 2 Years 2L JCARH125 4Q22 35% 2 Years 4Q22 25% 3 Years 4Q22 50% 2 Years MM CAR-T 4Q23 30% 2.5 Years 4Q23 0% NA 4Q23 50% 3 Years 1L JCARH125 4Q25 35% 2 Years 4Q24 0% NA 4Q24 50% 2 Years Pipeline (1) Launch Penetration / Share Price (2) Launch Penetration / Share Price Launch Penetration / Share Price CAR-T 2024 35% NA 2024 20% NA 2024 80% NA 3L Maple 2024 50% (40%) Discount 2024 25% (40%) Discount 2024 30% 0% Discount CAR-T 2026 35% NA 2026 20% NA 2024 80% NA 2L Maple 2026 50% (40%) Discount 2026 25% (40%) Discount 2024 30% 0% Discount CAR-T 2028 35% NA 2028 20% NA 2024 80% NA 1L Maple 2028 50% (40%) Discount 2028 25% (40%) Discount 2024 30% 0% Discount Notes 1. Figures shown represent US assumptions; EU and RoW assumptions may vary 38 2. Discount relative to JCAR017 pricing

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\38 Project Maple ASSUMPTIONS DETAILS Base Case JCAR017 Assumptions • As provided by Maple Base Case: JCAR017 Assumptions management • The following inputs vary 2L TNE 2L TE between commercial cases Indication 3L DLBCL DLBCL DLBCL 1L DLBCL 3L CLL 2L CLL Ped ALL Adult ALL – CAR-T Penetration PoS 90% 90% 60% 10% 70% 50% 75% 75% – CAR-T Ramp 2016 U.S. 5,471 5,403 3,962 22,426 3,099 2,038 599 1,478 – JCAR017 Share Add. Population – JCAR017 Ramp 2016 Ex-U.S. 4,315 5,627 4,127 26,442 2,249 1,739 498 1,798 Add. Population CAR-T Access 2.5% of patients in clinical trials 40% at 3L+ DLBLC launch ramping to 80% over 3 Years CAR-T Launch 4Q17 4Q19 3Q20 3Q24 3Q20 4Q22 2Q17 1Q19 (CD28 (CD28 (CD28 (Maple) (Maple) (Maple) (4-1BB (CD28 Comp.) Comp.) Comp.) Comp.) Comp.) CAR-T Penetration 75% 75% 60% 50% 60% 40% 10%—1st 50% 80%—2nd CAR-T Ramp 4 Years 2 Years 2.5 Years 2.5 Years 2.5 Years 2.5 Years 2 Years 2 Years JCAR017 Launch Date 1Q19 4Q19 1Q21 3Q24 3Q20 4Q22 2Q20 4Q21 Peak JCAR017 Share 50% 55% 70% 70% 70% 70% 25% 60% JCAR017 Ramp 2 Years 2 Years 2 Years 2 Years N/A N/A 2 Years 2 Years Launch Price U.S.: $320K Net Ex-U.S.: $270K Net Price Increase U.S.: 3% per Year Ex-U.S.: (0.5)% per Year RoW Gross-Up 30% of EU5+Japan Sales 39

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\39 Project Maple ASSUMPTIONS DETAILS Base Case JCARH125 Assumptions • As provided by Maple Base Case: JCARH125 Assumptions management • The following inputs vary Indication 1L MM 2L MM 4L+ MM between commercial cases PoS 15% 40% 55% – CAR-T Launch 2016 U.S. Addressable Population 23,680 19,300 8,100 – CAR-T Penetration 2016 Ex-U.S. Addressable Population 23,296 16,860 4,598 – CAR-T Ramp CAR-T Access In-line with JCAR017 – JCARH125 Launch Date CAR-T Launch U.S.: 4Q23 U.S.: 4Q21 U.S.: 1Q20 – JCARH125 Share Ex-U.S.: 4Q24 Ex-U.S.: 4Q22 Ex-U.S.: 1Q21 – JCARH125 Ramp (4-1BB Competitors) (4-1BB Competitors) (4-1BB Competitors) CAR-T Penetration 30% 50% 70% CAR-T Ramp 2.5 Years 2.5 Years 2.5 Years JCARH125 Launch Date U.S.: 4Q25 U.S.: 4Q22 U.S.: 4Q20 Ex-U.S.: 4Q26 Ex-U.S.: 4Q23 Ex-U.S.: 4Q21 Peak JCARH125 Share 35% 35% 35% JCARH125 Ramp 2 Years 2 Years 2 Years Launch Price U.S.: $330K Net (in line with JCAR017) Ex-U.S. $270K Net Price Increase U.S.: 3% Ex-U.S.: (0.5)% RoW Gross-Up 30% of EU5+Japan Sales 40

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\40 Project Maple ASSUMPTIONS DETAILS Base Case Pipeline Assumptions • As provided by Maple Base Case: Named Pipeline Assumptions (1) management • The following inputs vary Indication 1L 2L 3L+ between commercial cases PoS 10% 10% 10% – CAR-T Penetration CAR-T Access 5% of patients in clinical trials – Maple Launch Date 40% at solid tumor launch ramping to 80% over 2 Years – Maple Peak Penetration – Launch Price Biomarker Positivity Varies by indication Patient Eligibility 80% 70% 60% CAR-T Launch Dates 2028 2026 2024 CAR-T Penetration 35% Maple Peak Penetration 50% Ramp 4 Years 4 Years 3 Years Launch Price 40% Discount to JCAR017 Price Increase U.S: 3% Ex-U.S.: (0.5)% RoW Gross-Up 30% of EU5+Japan Sales Note 41 1. Includes ROR-1 CAR, MUC16 CAR, LeY CAR, HPV TCR, WT-1 TCR

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\41 Project Maple ASSUMPTIONS DETAILS Select Commercial Case Variances CAR-T Penetration & Peak Share Case Variations • As provided by Maple CAR-T Penetration Peak Share Base Downside Upside Base Downside Upside management JCAR017 • The following inputs vary between commercial cases 3L DLBCL 75% 60% 85% 50% 35% 70% – JCAR017 2L TNE DLBCL 75% 60% 85% 55% 40% 70% – CAR-T Penetration 2L TE DLBCL 60% 40% 70% 70% 40% 80% – CAR-T Ramp – JCAR017 Share 1L DLBCL 50% 20% 60% 70% 40% 80% 3L CLL 60% 50% 70% 70% 50% 80% – JCAR017 Ramp – JCARH125 2L CLL 40% 30% 60% 70% 60% 80% – CAR-T Launch Pediatric ALL 10% 1st / 80% 2nd 0% 1st / 60% 2nd 25% 1st / 80% 2nd 25% 15% 35% – CAR-T Penetration Adult ALL 50% 25% 75% 60% 40% 80% – CAR-T Ramp JCARH125 – JCARH125 Launch Date 4L 70% 50% 80% 35% 25% 50% – JCARH125 Share 3L 50% 30% 60% 35% 25% 50% – JCARH125 Ramp 1L 30% 0% 50% 35% 0% 50% – Pipeline – CAR-T Penetration Pipeline – Maple Launch Date JCAR024 35% 20% 80% 50% 25% 30% – Maple Peak Penetration JCAR020 35% 20% 80% 50% 25% 30% – Launch Price JTCR016 35% 20% 80% 50% 25% 30% LeY 35% 20% 80% 50% 25% 30% JTCR018 35% 20% 80% 50% 25% 30% 42

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\42 Project Maple Appendix D Financial Analysis Reference Materials 43

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\43 Project Maple FINANCIAL ANALYSIS REFERENCE MATERIALS Oak Collaboration Agreement Overview Per Maple Management & Public Filings Summary of Selected Oak Collaboration Agreement Provisions Summary of Selected Oak Collaboration Agreement Provisions (cont’d) • In June 2015, Maple entered into the Oak Collaboration Agreement pursuant to which • Upon Oak’s exercise, the parties are obligated to enter into either a license agreement or Maple and Oak will research, develop, and commercialize novel cellular therapy a co-development and co-commercialization agreement product candidates and other immuno-oncology and immunology therapeutics, – If Oak exercises an option with respect to Maple internally developed programs, the including, in particular, CAR and TCR product candidates parties will enter into an agreed form of a license agreement pursuant to which Oak • Each party has certain options to obtain either exclusive license to develop and receives an exclusive, royalty-bearing license to develop and commercialize, at commercialize specific product candidates arising from specified types of programs Oak’s cost, specified therapeutic program candidates directed to the targets of such conducted by the other party, or the right to participate in the co-development and co- Maple programs in the Oak Territories (1) commercialization of specified product candidates arising from such programs – If Maple exercises its option with respect to product candidates arising in internally – BCMA-directed product candidates are excluded from the Agreement developed Oak programs, the parties are obligated to enter into a co-development and co-commercialization agreement under which Maple bears 30% and Oak bears 70% – The Agreement terminates in 2025, subject to a tail period to certain programs of global profits and losses • The Agreement grants Oak an exclusive license with respect to Maple’s internally • In addition to an upfront cash payment of $150MM, Oak is required to pay Maple an conducted programs additional upfront fee if Oak exercises its option for each of the CD19 and CD22 – Maple retains the right to develop and commercialize product candidates arising from programs for $50MM each such programs in the US, Canada and Mexico, and for cellular therapy product – In April 2016, Oak paid Maple $50MM in relation to the exercise of its option for the candidates, China (the “Maple Territories” and all other countries the “Oak CD19 program Territories”) • Concurrent with signing, Maple agreed to sell 9.1MM shares to Oak at $93 / share, – Oak may exercise its options on a program-by-program basis at various time points along with certain options (specified below) to purchase additional Maple shares at a through completion of certain clinical trials pre-determined pricing and exercise period structure – In connection with the Agreement, Oak and Maple entered into a standstill agreement Overview of Select Oak Acquisition Rights Option Description First Acquisition Right (“FAR”) · Allows Oak to purchase up to 10% (or the amount permitted under the First Period Top Up Rights, if less) of shares outstanding post-purchase FAR Base Price (no premium) Annual Top-Up · FAR Exercise · Allows Oak to purchase up to 19.99% of shares outstanding post-purchase during 2019-2020 · If FAR Base Price less than $56, 50% premium (2) · If FAR Base Price is greater than $56, the premium over the FAR Base Price is the greater of 15% and $28 (3) · Second Acquisition Right (“SAR) Allows Oak to purchase up to 19.99% (or the amount permitted under the Second Period Top Up Rights, if less) of shares outstanding post-purchase Annual Top-Up · SAR Base Price + 5% premium SAR Exercise · Allows Oak to purchase up to 30% of shares outstanding post-purchase during 2024-2025 · If SAR Base Price less than $84, 50% premium · If SAR Base Price is greater than $84, the premium over the SAR Base Price is the greater of 15% and $42 Notes 1. Subject to Oak’s right to exercise an option for a specified number of programs, excluding the CD19 and CD22 programs, to co-promote such product candidates in the Maple Territories 2. 50% assumes Opt-In Condition has been met; if Opt-In Condition has not been met, premium equal to 60%; per management guidance, assumes Opt-In Condition has been met for purposes of analysis 44 3. 15% and $28 assumes Opt-In Condition has been met; if Opt-In Condition has not been met, premium equal to the greater of 18% or $33.60; per management guidance, assumes Opt-In Condition has been met

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\44 Project Maple FINANCIAL ANALYSIS REFERENCE MATERIALS Biopharma Market Environment Last Twelve Months Share Price Performance Last Twelve Months; Re-based to 100 Mid-June : Late October: Nov 7: Dec 22: 170 Trump Administration Large Cap Previous Tax Bill Draft Executive Order Biopharma Maple Signed Leaks; Seen as release 3Q Board Favorable to Industry Earnings Discussion 160 150 45% 140 130 20% 120 19% 110 Share Price Performance Since L12M L6M L3M Nov. 7 4% NBI (1) 20% 3% (4%) 2% 100 (2) NBI Large Cap 4% (1%) (11%) 0% (3) XBI 45% 10% (0%) 3% 90 S&P 500 19% 10% 6% 3% Dec-16 Feb-17 Mar-17 May-17 Jun-17 Jul-17 Aug-17 Oct-17 Nov-17 Dec-17 (1) (2) (3) NBI NBI Large Cap XBI S&P 500 Source Capital IQ as of December 29, 2017 Notes 1. NASDAQ Biotechnology Index 2. NBI Large Cap Biotech includes Amgen, Biogen, Oak, Gilead 45 3. Equal weighted biotech index

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\46 Project Maple FINANCIAL ANALYSIS REFERENCE MATERIALS Biotech Acquisition Premiums Span a Wide Range Since 2011; Deals $5Bn-$20Bn Biopharma Public Precedent M&A Transactions • Ultimate premium dictated by a Date Lead Stage of Aggregate Premium from Acquiror Price Performance (2) Announced Target Acquiror Product Development Price ($Bn) Unaffected (%) (1) 1-Day 6-Month (3) range of circumstances, including, 08/28/17 Kite Gilead Axi-Cel (KTE-19) Filed 11.1 29% 1% (0%) but not limited to: 01/09/17 Ariad Takeda Iclusig / Brigatinib Marketed / Filed 5.2 75% 0% 7% – Level of strategic interest and competition for asset 08/22/16 Medivation Pfizer XTANDI Marketed 14.0 109% (0%) (12%) – Risk appetite for acquiror / 05/16/16 Anacor Pfizer Crisaborole Phase 3 5.2 55% (0%) (10%) desire for risk mitigation by 11/02/15 Dyax Shire DX-2930 Phase 1 6.5 35% (2%) (14%) target 07/14/15 Receptos Celgene Ozanimod Phase 3 7.2 41% 1% (4%) – Stock performance leading up to 05/06/15 Synageva Alexion Sebelipase Alfa BLA/MAA under review 8.4 136% (8%) 2% acquisition 02/23/15 Salix Valeant Xifaxan 550 Marketed 15.8 23% 15% 41% – Market cycle 01/11/15 NPS Shire Gattex/Revestive Marketed 5.2 51% 0% 12% 12/08/14 Cubist Merck & Co. CUBICIN Marketed 9.5 37% 1% (4%) 08/24/14 InterMune Roche Esbriet Marketed 8.0 63% 0% (10%) 04/07/14 Questcor Mallincrokdt H.P Acthar Gel Marketed 5.6 27% 5% 42% 08/25/13 Onyx Amgen Kyprolis Marketed 9.7 44% 8% 7% 07/29/13 Elan Perrigo Tysabri Marketed 6.7 56% (6%) 10% 06/29/12 Amylin BMS / AstraZeneca GLP-1 Agonists Marketed 6.9 101% (0%) (15%) (5) 11/21/11 Pharmasset Gilead PSI-7977 Phase 3 11.1 89% (9%) 19% 05/02/11 Cephalon Teva Multiple Marketed 6.8 39% 4% (4%) 02/16/11 Genzyme Sanofi-Aventis Multiple Marketed 19.8 (4) 48% 3% 8% Mean 59% Median 50% 1st 4th Quartile uartile 37% 2nd 3rd Quartile uartile 50% Notes 1. Last trading date before transaction announcement or rumor 3rd 2nd Quartile uartile 78% 2. Net of S&P performance 3. For deals announced less than 6-months ago, represents Average of Top Quartile 97% performance up to most recent trading day 4. Represents upfront consideration only Source Public filings, Capital IQ 5. Represents BMY performance 46

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\47 Project Maple FINANCIAL ANALYSIS REFERENCE MATERIALS Maple vs. Certain Previously Acquired Biotech Assets Side by Side Comparison • CAR-T expected to be a multi-billion dollar global market Maple opportunity shared by all three (2017) (2011) first movers Lead Product / JCAR017 (liso-cel) / NHL (DLBCL) Axi-Cel / NHL (DLBCL) PSI – 7977 / HCV • JCAR017 is not far behind Indication Kite’s clinical timeline, has Stage of Approved / 2017 US, 2018 EU demonstrated superior safety Ph.3 in comb. w Ribavirin / Targeted Development / Registration trial / US 2019, EU 2020 (Registration trial complete, BLA filed Launch date at Gilead approach)(4) U.S. FDA approval in 2014(6) and efficacy, and is focused on similar target markets (1) 3 Mo: ORR = 62% / CR = 46% Clinical Trial 6 Mo: ORR = 50% / CR = 46% (1) 3 Mo: ORR = 39% / CR = 33%(4) Antiviral activity with broad HCV Grade 3/4 CRS: 18% / Grade 3/4 genotype coverage. PoC in ph.IIb Data Grade 3/4 CRS: 1% / Grade 3/4 Neurotoxicity = 15% Neurotoxicity = 34%(4) PROTON, 91% SVR12 rate (6)(8) US, EU, Japan, South Korea, Target Markets Australia, JV in China US, EU, JV in China(4) Worldwide(6) Platform ïƒ» Technology ïƒ¼ (CAR T & TCR) ïƒ¼ (CAR T & TCR) # Assets in the 3 HCV Clinical Assets (plus pre-Pipeline >10 (Pre-IND – Ph II)(2) >10 (Pre-IND – Ph II)(5) clinical / research stage candidates)(6) Manufacturing ++ + + Capabilities 2030E Rev. PoS / Non-PoS $6.4Bn / $23.4Bn(3) $5.8Bn / $12.5 Bn(4) $8.2Bn (management case)(7) Revenues ~ Revenue generating 3-years post $1Bn 2021E(3) 2020E(4) acquisition (2014), >$1Bn in 2015(7) Purchase Price $180 per share / $11.9Bn $137 per share / $11.1Bn (82% premium to 60-day VWAP) (85% premium to 60-day VWAP) Notes 1. Results from all dose levels in TRANSCEND study as of 5 Dec 2017 6. Gilead acquisition of Pharmasset presentation. 2. Maple company information SVR = sustained virologic response 3. Revenue figures based on base case financial forecast 47 7. Pharmasset schedule 14D-9; non-POS adjusted 4. Data from Kite Pharma schedule 14D-9 8. Equity research at time of transaction 5. Gilead acquisition of Kite Pharma presentation

Project Maple

FINANCIAL ANALYSIS REFERENCE MATERIALS

Precedent Share Price Movement Prior to Offer Period

Last Six Month Share Price Performance(1)

Maple(2)

Share Price (USD)	
Current	45.71
30 Day VWAP	48.34
60 Day VWAP	52.08

- An offer of $86/share would imply a 88% premium to the current share price

Gilead / Kite(3)

Offer Price	$180.00 / share $11.9Bn
Premium to Current	29%(4)
Premium to 30 Day VWAP	50%
Premium to 60 Day VWAP	82%

Gilead / Pharmasset(3)

Offer Price	$137.00 / share $11.1Bn
Premium to Current	89%(5)
Premium to 30 Day VWAP	93%
Premium to 60 Day VWAP	85%


Maple L6M Performance
Share Price (USD)
70
60
50
40
30
20
Vol. (MM)
20
15
10
5
0
51%
28 Aug 2017: Announcement of Gilead acquisition of Kite Pharma for $11.9Bn
30 Aug 2017: FDA approval of Novartis CAR-T cell therapy, Kymriah, the first FDA approval for a CAR-T cell therapy
21 Sep 2017: Pricing of $250MM follow-on offering
1 Nov 2017: Announcement of upcoming ASH presentations, 3Q financials and corporate update
9-12 Dec 2017: Maple/Oak, BLUE/Oak and GILD/Kite release data at ASH
Jun-17
Aug-17
Sep-17
Oct-17
Nov-17
Dec-17
Volume
Maple share price


Kite L6M Performance Prior to Definitive Agreement
Share Price (USD)
180
120
60
Vol. (MM)
20
15
10
5
0
151%
8 May 2017: 1Q results and corporate update incl. Axi-Cel BLA submission, other candidates in clinical studies and follow-on offering
6-7 June 2017: ASCO presentation reporting 73% CR in Ph. I ZUMA-3 trial, no dose limiting toxicities, ph. II initiation planned for 2017. Announcement of participation in two upcoming investor conferences (June)
7-8 Aug 2017: Initiation of Axi-Cel CAR-T program in Europe. Submission of IND application for KITE-585, Anti-BCMA CAR-T Therapy Candidate for Multiple Myeloma
28 Aug 2017: Definitive agreement for Gilead to acquire Kite Pharma at $180.00/share
Feb-17
Mar-17
Apr-17
May-17
Jun-17
Jul-17
Aug-17
Volume
Kite share price


Pharmasset L6M Performance Prior to Definitive Agreement
Share Price (USD)
140
115
90
65
40
Vol. (MM)
30
20
10
0
161%
8 June 2011: Announcement of 3 additional arms to ELECTRON trial of PSI-7977
4 Aug 2011: Presentation of new data on PSI-7977 at AASLD
6 Sep 2011: Announcement of sustained virologic response results from ph.IIb PROTON study (PSI-7977)
30 Sep 2011: Release of 4 submitted abstracts by AASLD summarizing new data on PSI-7977
4 Nov 2011: Initiation of interferon-free ph. 3 program with PSI-7977 for HCV
21 Oct 2011: Positive data from Abbott: 90% SVR rate without a nucleotide in the combination
21 Nov 2011: Definitive agreement for Gilead to acquire Pharmasset at $137.00 / share
May-11
Jun-11
Jul-11
Aug-11
Sep-11
Oct-11
Nov-11
Volume
Pharmasset share price

Notes

1. Date range represents 6-month period prior to current (Maple) or announcement of definitive agreement (Kite, Pharmasset)
2. Share price as of 12/29/2017
3. Information from 14D9 schedule and transaction press releases
4. Last trading day prior to merger agreement
5. Share price as of November 18, 2011 close

Morgan Stanley

48

Maple Board Discussion Materials v21.pptx\30 DEC 2017\1:40 AM\49 Project Maple FINANCIAL ANALYSIS REFERENCE MATERIALS Maple Capitalization Table Based on December 29, 2017 Share Price • Share count data as of Maple Capitalization Maple Dilutive Securities Detail (2) December 18, 2017, as $MM except for per share data $MM except for per share data provided by Maple Number WAEP management Share Price as of 12/29/2017(1) $45.71 RSAs 0.3—• Balance sheet data per Maple 3Q 2017 10Q Basic Shares Outstanding (2) 114.3 RSUs 1.6—Dilution (2) 7.7 PSAs 0.3 -Fully Diluted Shares Outstanding 121.9 PSUs 1.3—Equity Value $5,573 ISOs & NQs 11.2 $30.05 (2) 7.7 (-) Cash & Equivalents (3) 1,055.7 Total Dilution (-) JW Stake (4) 70.0 (+) Total Debt (5) 10.0 (+) Contingent Consideration (6) 24.9 (+) Success Payment Liabilities (7) 84.6 Aggregate Value $4,567 Notes 1. Closing price as of 12/29/17 per Capital IQ 2. As provided by Maple management; represents basic shares outstanding as of 12/18/2017; dilution calculated via the treasury stock method 3. Per Maple 3Q 2017 10Q; includes cash and cash equivalents as well as short and long-term marketable securities 4. Represents equity stake in JW Therapeutics (Shanghai); $70MM book value based on anti-dilution rights of 35% and $200MM series A valuation; per Maple management instruction 5. Per Maple 3Q 2017 10Q 6. The fair value of obligations from previous business combinations; per Maple 3Q 2017 10Q 7. Book values of FHCRC and MSK success payments as reported in Maple 3Q 2017 10Q; note that for purposes of DCF analyses, FHCRC and MSK 49 liability measured on the basis of associated and resulting DCF value per share

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